SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

Washington Federal, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

WASHINGTON FEDERAL, INC.
425 PIKE STREET
SEATTLE, WASHINGTON 98101-2334
(206) 624-7930

December 6, 2019

Dear Shareholder:

You are invited to attend our Annual Meeting of Shareholders to be held on Wednesday, January 22, 2020 at 2:00 p.m., Pacific Time, at the Washington Athletic Club, 1325 6th Avenue, Seattle, WA 98101.

We are using the Internet as our primary means of furnishing proxy materials to our shareholders. Consequently, most shareholders will not receive paper copies of our proxy materials. We will instead send shareholders a notice with instructions for accessing the proxy materials and voting via the Internet. The notice also provides information on how shareholders may obtain paper copies of our proxy materials if they so choose.

 We hope that you will attend the meeting in person, but even if you are planning to come, we strongly encourage you to cast your vote in advance of the meeting. This will ensure that your common stock is represented at the meeting. The proxy statement explains more about proxy voting. Please read it carefully. We look forward to your participation.

If you have any questions, please do not hesitate to contact us.

Sincerely,
Thomas J. Kelley
Chairman of the Board

WASHINGTON FEDERAL, INC.
PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
January 22, 2020

WASHINGTON FEDERAL, INC.
425 PIKE STREET
SEATTLE, WASHINGTON 98101-2334
(206) 624-7930

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON WEDNESDAY, JANUARY 22, 2020

NOTICE IS HEREBY GIVEN that an Annual Meeting of Shareholders of Washington Federal, Inc. (the "Company") will be held at the Washington Athletic Club located at 1325 6th Avenue, Seattle, WA 98101, on Wednesday, January 22, 2020 at 2:00 p.m. Pacific Time, for the following purposes:

1.	To elect three directors for a three-year term ending in 2022 or until their successors are elected and qualified;

2.	To consider and approve the Company’s 2020 Stock Incentive Plan;

3.	To approve, by a non-binding advisory vote, the compensation of the Named Executive Officers of the Company;

4.	To ratify the appointment of Deloitte & Touche LLP as the Company's independent registered public accountants for fiscal year 2020; and

5.	To transact such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors of the Company has fixed November 22, 2019 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. Only those shareholders of record as of the close of business on that date will be entitled to vote at the Annual Meeting or at any such adjournment.

By Order of the Board of Directors
Cathy Cooper
Executive Vice President & Retail Group Manager and
Corporate Secretary
December 6, 2019
Seattle, Washington

YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER YOU OWN. EVEN IF YOU PLAN TO BE PRESENT, YOU ARE URGED TO CAST YOUR VOTE AS SOON AS POSSIBLE. INSTRUCTIONS ON HOW TO VOTE VIA THE INTERNET, TELEPHONE OR BY MAIL ARE CONTAINED BELOW UNDER "PROXY VOTING." IF YOU ATTEND THIS MEETING, YOU MAY VOTE EITHER IN PERSON OR BY YOUR PROXY. ANY PROXY GIVEN MAY BE REVOKED BY YOU IN WRITING OR IN PERSON AT ANY TIME PRIOR TO THE EXERCISE THEREOF.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON WEDNESDAY, JANUARY 22, 2020

This Proxy Statement relating to the 2020 Annual Meeting of Shareholders and the Annual Report to Shareholders for the year ended September 30, 2019 are available for viewing, printing and downloading at www.wafdbank.com.

This Proxy Statement is furnished to the holders of the common stock ("Common Stock"), of Washington Federal, Inc. ("Washington Federal" or the "Company"), the holding company of Washington Federal Bank, National Association, dba WaFd Bank, a national bank, in connection with the solicitation of proxies by the Board of Directors ("Board") of the Company, to be used at the Annual Meeting of Shareholders to be held at the Washington Athletic Club located at 1325 6th Avenue, Seattle, WA 98101, on Wednesday, January 22, 2020 at 2:00 p.m. Pacific Time, and at any adjournment thereof (the "Annual Meeting"), for the purposes set forth in the Notice of Annual Meeting of Shareholders. This Proxy Statement is first being sent to shareholders on or about December 6, 2019.

The proxy solicited hereby, if properly signed and returned and not revoked prior to its use, will be voted in accordance with the instructions provided. If no instructions are specified, the proxy will be voted FOR each of the persons nominated to be directors, FOR the adoption of the Company’s 2020 Stock Incentive Plan, FOR the approval of the compensation of the Company's Named Executive Officers, FOR the ratification of the appointment of Deloitte & Touche LLP as the Company's independent registered public accountants for fiscal 2020, and upon the transaction of such other business as may properly come before the Annual Meeting, in accordance with the best judgment of the persons appointed as proxies. Other than the matters listed on the attached Notice of Annual Meeting of Shareholders, the Board knows of no additional matters that will be presented for consideration at the Annual Meeting.

Any shareholder giving a proxy has the power to revoke it at any time before it is exercised by: (i) filing written notice with the Secretary of the Company (Secretary, Washington Federal, Inc., 425 Pike Street, Seattle, Washington 98101); (ii) submitting a duly executed proxy bearing a later date; or (iii) appearing at the Annual Meeting and notifying the Secretary of his or her intention to vote in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Proxies solicited hereby may be exercised only at the Annual Meeting and any adjournment thereof and will not be used for any other meeting.

The Company's fiscal year end is September 30. All references to 2019 and 2018 represent amounts as of September 30, 2019 and September 30, 2018, or activity for the fiscal years then ended, respectively.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Voting Securities

Only shareholders of record at the close of business on November 22, 2019 (the "Voting Record Date") will be entitled to vote at the Annual Meeting. On the Voting Record Date, 78,346,281 shares of Common Stock were issued and outstanding. Each share of Common Stock is entitled to one vote at the Annual Meeting on matters other than the election of directors, for which cumulative voting is permitted, as discussed below under “Proposal 1: Election of Director Nominees.” A majority of the votes entitled to be cast by shareholders represented in person or by proxy is necessary to constitute a quorum.

Vote Required

The election of the Company's directors requires a plurality of the votes represented in person or by proxy at the Annual Meeting. However, the Company’s Board of Directors has adopted a majority vote policy which provides that, in an uncontested election, if an incumbent Director nominee fails to receive a greater number of votes cast “for” the director’s election than “withheld” for such election, the director is required to immediately tender their resignation from the Board to the Company. Upon receipt of the director’s resignation, the Nominating and Governance Committee will make a recommendation to the Board about whether to accept or reject the resignation. The Board will act on the Nominating and Governance Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date that the election results were certified.

The affirmative vote of the holders of a majority of the total votes cast in person or by proxy at the Annual Meeting is required to (i) approve the adoption of Company’s 2020 Stock Incentive Plan, (ii) approve the non-binding resolutions regarding the compensation of the Company's Named Executive Officers, (iii) ratify the appointment of Deloitte & Touche LLP as the Company's independent registered public accountants for fiscal 2020, and (iv) approve any other business that properly may come before the Annual Meeting.

Because the vote to approve the resolution on Named Executive Officer compensation is non-binding, it will not be binding on the Board. However, the Company will consider the outcome of the votes when determining future executive compensation.

 Effect of Abstentions and Broker Non-Votes

Shareholders who abstain from voting on any or all proposals and broker non-votes will be included in the number of shareholders present at the Annual Meeting for the purpose of determining the presence of a quorum. Abstentions will not be counted either in favor of or against the election of the nominees or any other proposal. Consequently, abstentions will have no effect on the votes required to approve the nominees for director or the other proposals being considered at the Annual Meeting.

Banks, brokers or other nominees who hold shares of our common stock for a beneficial owner have the discretion to vote on routine proposals when they have not received voting instructions from the beneficial owner of the shares at least ten days prior to the Annual Meeting. A broker non-vote occurs when a bank, broker or other nominee does not receive voting instructions from the beneficial owner and does not have the discretion to direct the voting of the shares. Broker non-votes will be counted for purposes of calculating whether a quorum is present at the Annual Meeting.

If you are a beneficial owner and you do not provide voting instructions to the bank, broker or other nominee that holds your shares, the bank, broker or other nominee will determine if it has the discretionary authority to vote on the particular matter. Banks, brokers and other nominees have the discretion to vote on routine matters, such as the ratification of the selection of our independent registered public accounting firm (Proposal 4), but do not have discretion to vote on non-routine matters such as the election of directors (Proposal 1), the approval of the adoption of the Company’s 2020 Stock Incentive Plan (Proposal 2) or the non-binding advisory proposal on executive compensation (Proposal 3). A broker non-vote will not affect the outcome of the vote on Proposals 1, 2 or 3. Therefore, if you do not provide voting instructions to your bank, broker or other nominee, your bank, broker or other nominee may only vote any other routine matters properly presented for a vote at the Annual Meeting.

PROXY VOTING

Voting in Person at the Annual Meeting, via the Internet, by Telephone or Mail

Record holders of shares of Company common stock may vote in person at the annual meeting, via the Internet, by telephone or, for those shareholders who receive a paper proxy card in the mail, by mailing a completed proxy card. For those record shareholders who receive a paper proxy card, instructions for voting via the Internet, telephone or by mail are set forth on the proxy card. Shareholders electing to vote by mail should sign and mail the proxy card in the addressed, postage paid envelope that was enclosed with the proxy materials, and your shares will be voted at the annual meeting in the manner you direct.

Shareholders whose shares are not registered in their own name are beneficial holders of shares held in street name. Such shares may be held in an account at a bank or at a brokerage firm (your record holder). As the beneficial holder, you have the right to direct your record holder on how to vote your shares, and you will receive instructions from your record holder that must be followed in order for your record holder to vote your shares per your instructions. Many banks and brokerage firms have a process for their beneficial holders to provide instructions via the Internet or by telephone. Shares held beneficially in street name may be voted by you in person at the annual meeting only if you obtain a legal proxy from your record holder giving you the right to vote such shares in person at the annual meeting.

For those shareholders who receive a Notice of Internet Availability of Proxy Materials, the Notice of Internet Availability of Proxy Materials provides information on how to access your proxy on the Internet, which contains instructions on how to vote via the Internet or by telephone. If you received a Notice of Internet Availability, you can request a printed copy of your proxy materials by following the instructions contained in the notice.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to: any person or entity known by the Company to be the beneficial owner of 5% or more of the issued and outstanding Common Stock.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percentage Ownership
Blackrock, Inc. and Subsidiaries	10,107,074	(1)	12.82%
400 Howard Street San Francisco, California, 94105
Vanguard Group, Inc.	8,180,517	(1)	10.38%
100 Vanguard Boulevard Valley Forge, Pennsylvania, 19482
Dimensional Fund Advisors	6,732,020	(1)	8.54%
6300 Bee Cave Road Austin, Texas, 78746

1.	As disclosed on Forms 13F filed with the SEC for the quarter ended September 30, 2019.

The following table sets forth information as of November 22, 2019 regarding the beneficial ownership by shares of Common Stock by each of the (i) directors, (ii) executive officers named in the Summary Compensation Table and (iii) all directors and executive officers as a group.

Name	Title	# of Shares (1)		Percentage Ownership
Linda S. Brower	Director	60,474		0.08
Stephen M. Graham	Director	1,513		—
David K. Grant	Director	36,946		0.05
Anna C. Johnson (13)	Director	33,136		0.04
Thomas J. Kelley	Chairman of the Board	24,039		0.03
S. Steven Singh	Director	2,576		—
Barbara L. Smith	Director	24,646		0.03
Mark N. Tabbutt	Director	71,446		0.09
Randall H. Talbot	Director	32,396		0.04
Brent J. Beardall	Director, President and Chief Executive Officer	289,362	(2)	0.37
Vincent L. Beatty	Executive Vice President and Chief Financial Officer	61,856	(3)	0.08
Cathy E. Cooper	Executive Vice President and Retail Banking Group Manager	58,927	(4)	0.08
James A. Endrizzi (11)	Senior Vice President and Commercial Banking Group Manager	12,313	(5)	0.02
Ryan M. Mauer (12)	Senior Vice President and Chief Credit Officer	13,835	(6)	0.02
Robert D. Peters (11)	Executive Vice President and Commercial Banking Group Manager	52,041	(7)	0.07
Kim E. Robison	Executive Vice President and Operations Manager	44,220	(8)	0.06
Mark A. Schoonover (12)	Executive Vice President and Chief Credit Officer	129,583	(9)	0.17
All Directors, Executives and Named Executive Officers as a group (17 persons)		949,309	(10)	1.21%

1.
Except as indicated in the footnotes to this table, each shareholder named in the table above has sole voting and investment power for the shares shown as beneficially owned by them. This information is based on information furnished by the respective directors and executive officers. The percentage of outstanding shares of Common Stock is based on the 78,346,281 shares of Common Stock issued and outstanding and 1,313 stock options outstanding on November 22, 2019.

2.
Mr. Beardall's ownership includes 106,367 shares of unvested restricted and performance-based Common Stock and 20,607 shares of Common Stock held in the Washington Federal 401(k) Plan (the "Retirement Plan").

3.	Mr. Beatty's ownership includes 36,750 shares of unvested restricted and performance-based Common Stock.

4.	Mrs. Cooper's ownership includes 33,617 shares of unvested restricted and performance-based Common Stock and 8,717 shares of Common Stock held in the Retirement Plan.

5.	Mr. Endrizzi's ownership includes 11,860 shares of unvested restricted and performance-based Common Stock and 139 shares of Common Stock held in the Retirement Plan.

6.	Mr. Mauer's ownership includes 12,090 shares of unvested restricted and performance-based Common Stock.

7.	Mr. Peters' ownership includes 24,500 shares of unvested restricted and performance-based Common Stock and 1,004 shares of Common Stock held in the Retirement Plan.

8.	Mrs. Robison's ownership includes 34,367 shares of unvested restricted and performance-based Common Stock.

9.	Mr. Schoonover's ownership includes 24,333 shares of unvested restricted and performance-based Common Stock.

10.
This includes an aggregate of 30,467 shares held in the Retirement Plan for the benefit of executive officers of the Company's wholly-owned subsidiary, Washington Federal Bank, N.A., dba WaFd Bank (the "Bank"). The trustees of the Retirement Plan are Lisa King - Chair, Crystal Conine, Rika Laing and Cory Stewart, who are all employees of the Bank.

11.	Effective October 1, 2019, the role of Commercial Banking Group Manager was transitioned from Mr. Peters to Mr. Endrizzi.

12.	Effective October 1, 2019, the role of Chief Credit Officer was transitioned from Mr. Schoonover to Mr. Mauer.

13.	After serving on the Board of Directors for 25 years, Ms. Johnson's term expires with the Annual Meeting on Wednesday, January 22, 2020 and she has chosen to not be considered for re-election.

Insider Ownership and Trading Guidelines
Each Director is expected to own Common Stock in the amount equivalent to 3 times the annual amount of director fees received during the fiscal year. Director fees are defined to include all cash received for director and committee meetings attended, all retainer fees received and the market value of any stock awards. All common stock over which the Director has voting rights count toward the ownership guideline. The expectation is that the ownership levels will be reached within 5 years of appointment to the Board.
The Chief Executive Officer is expected to own Common Stock in the amount equivalent to 5 times his annual base salary. The base salary does not include the value of any retirement contributions, insurance payments, cash bonus payments, or stock options or stock awards. All common stock over which the Chief Executive Officer has voting rights, as well as unvested restricted stock, count toward the ownership guideline. The expectation is that this ownership level will be reached within 5 years of appointment.

Named Executive Officers ("NEOs"), excluding the Chief Executive Officer, are expected to own Common Stock in the amount equivalent to 2 times their annual base salary. The base salary does not include the value of any retirement contributions, insurance payments, cash bonus, stock options or stock awards. All shares over which the NEO has voting rights, as well as unvested restricted stock, count toward the ownership guideline. The expectation is that this ownership level will be reached within 5 years of appointment.

All Directors and NEOs are in compliance with the aforementioned ownership guidelines as of the record date.

Directors and employees may not “hedge” their Company stock by engaging in short sales or by trading in any options contracts or other derivative securities relating to Company stock or pledge their Company stock in margin accounts.

PROPOSAL 1: ELECTION OF DIRECTORS

General

The Restated Articles of Incorporation of the Company provide that the Board shall be divided into three classes as nearly equal in number as possible, and that the members of each class shall be elected for terms of three years and until their successors are elected and qualified, with one of the three classes of directors to be elected each year. The number of directors currently authorized by the Company's Amended and Restated Bylaws for the Board is up to nine.

Pursuant to the Company's Restated Articles of Incorporation, at each election of directors every shareholder entitled to vote has the right to vote, in person or by proxy, the number of shares owned by him or her for as many persons as there are directors to be elected. A shareholder may also cumulate his or her votes by giving one candidate as many votes as the number of such directors to be elected multiplied by the number of his or her shares shall equal, or by distributing such votes on the same principle among any number of candidates.

At the Annual Meeting, shareholders will be asked to elect three directors for a three-year term, to continue to serve until their successors are elected and qualified. The Board, upon the recommendation of the Nominating and Governance Committee, has nominated Stephen M. Graham, David K. Grant and Randall H. Talbot to a three-year term.

There are no arrangements or understandings between the persons named and any other person concerning selection as a nominee for election as a director at the Annual Meeting, and no director or nominee for director is related to any other director or executive officer of Washington Federal by blood, marriage or adoption.

If any person named as nominee should be unable or unwilling to stand for election at the time of the Annual Meeting, the proxies will nominate and vote for any replacement nominee or nominees recommended by the Board of the Company. Alternatively, under such circumstances, the Board may reduce the number of directors of the Company. The Company knows of no reason why any of the nominees may not be able to serve as director if elected.

Information with Respect to Nominees for Director and Continuing Directors

The following tables set forth information relating to continuing directors of the Company and the nominees for election as directors.

Nominees for Three Year Terms Expiring In 2020

Name	Age	Positions with Washington Federal and Principal Occupation During Past Five Years	Director Since
Stephen M. Graham	68	Director; Senior Partner of the law firm of Fenwick & West LLP. During his forty-two-year career, in addition to Fenwick, Mr. Graham has been a partner at the AmLaw 100 law firms of Orrick and Perkins Coie. Mr. Graham is a Yale Law School graduate and spent six years as co-chair of the Securities and Exchange Commission's Advisory Committee on Small and Emerging Companies and serves on the Board of Trustees of the Fred Hutchinson Cancer Research Center and the Board of Directors of the Institute for Systems Biology.	2019
David K. Grant	66	Director; Managing Partner of Catalyst Storage Partners, a real estate investment and asset management business since November 2007. Former Chief Executive Officer of Shurgard, Inc. until acquired by Public Storage in August 2006. In addition to his operating experience in managing complex and successful businesses, Mr. Grant is a former Certified Public Accountant with substantial experience reviewing and understanding financial statements, SEC reporting, complex real estate transactions and internal controls.	2012
Randall H. Talbot	66
Director; Managing Director of Talbot Financial LLC, an investment advisory firm since June 2010. Mr. Talbot served as Director, Chief Executive Officer and President of Symetra Financial Corporation from 2004 to June 2010, and as Director of Concur Technologies, Inc. from March 2008 to November 2014. Mr. Talbot joined the former parent of Symetra Financial Corporation, Safeco Corporation, in 1998, and from 1998 to 2004 he served as President of Safeco Life Insurance Company. Mr. Talbot has experience in the areas of commercial real estate finance, investments, insurance, risk management, SEC reporting and financial management.
			2012

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE “FOR” THE DIRECTOR NOMINEES LISTED ABOVE

Directors with Terms Expiring In 2021

Name	Age	Positions with Washington Federal and Principal Occupation During Past Five Years	Director Since
Mark N. Tabbutt	55	Director; Chairman of Saltchuk since October 2008. Saltchuk is a Seattle-based family of transportation and distribution companies focused on North America and is one of the largest privately held companies in the state of Washington. Mr. Tabbutt has experience in acquisitions, strategic planning, financing, capital allocation and managing a diversified group of companies.	2011
Brent J. Beardall	48	Director; President and Chief Executive Officer since April 2017; President since July 2016; Executive Vice President and Interim Chief Financial Officer from September 2015 to May 2016 and Chief Banking Officer from March 2014 to April 2017; Executive Vice President and Chief Financial Officer from October 2003 to March 2014. Mr. Beardall has worked in the banking industry for over 25 years and has experience in virtually all aspects of the business. As Chief Executive Officer he provides practical advice on the operational impact of board policy making and strategy development.	2017
S. Steven Singh	58
Director; Mr. Singh is retired. From May 2017 to May 2019, Mr. Singh has served as the Chairman and Chief Executive Officer of Docker, Inc., a privately held provider of an open source software container platform. Prior to Docker, Mr. Singh was CEO of Concur Technologies, Inc. from 1996 to 2014, a travel and expense management software company and one of the first SaaS solutions on the market, and Chairman from 1999 to 2014. Mr. Singh has over 20 years of senior executive experience in building and scaling world-class software companies including some of the most successful brands in technology, including serving as President of Business Networks & Applications and a member of the Executive Board of SAP SE, which acquired Concur in 2014. Mr. Singh has been a member of the board of directors of DocuSign, Inc., a publicly traded company enabling business to digitally prepare and execute agreements, since August 2018, Chairman of the Board of Directors of Talend SA, a publicly traded enterprise data integration software vendor, since November 2017 and a member of its board since October 2016, and serves as Chairman of the Board of Center ID, which offers small business spend management solutions, and Modumental Inc., a materials manufacturer. Additionally, since October 2019, Mr. Singh serves on the board of directors of Clari, a privately held provider of revenue operations solutions.
			2018

Directors with Terms Expiring In 2022

Name	Age	Positions with Washington Federal and Principal Occupation During Past Five Years	Director Since
Linda S. Brower	66	Director; Former Executive Vice President and Chief Administrative Officer at Washington Federal Bank from 2003 until her retirement in 2016. Her extensive banking career spans four decades including past leadership roles at Bank of America and US Bank. She has expertise in bank information technology, compliance, human capital and operations. Ms. Brower’s industry expertise is helpful in the execution of the Board’s responsibilities of evaluating management’s performance and the strategic positioning of the Company for long-term success.	2019
Thomas J. Kelley	71	Chairman of the Board; Former Managing Partner of the Moscow Russia office of Arthur Andersen from 1997 to 2002 with overall management responsibility for the audit, tax and consulting practices in Moscow and the audit practice in nine offices in the former Soviet Union countries. From 2002 to 2012 Mr. Kelley served as an instructor in the Department of Accounting Albers School of Business at Seattle University. Mr. Kelley's financial expertise is a necessary component of the board. His career in finance and public accounting was centered on the audit of financial services firms.	2005
Barbara L. Smith	70	Director; Owner Barbara Smith Consulting since 1992 providing expertise in leadership development, strategic planning, group dynamics, organization change and executive coaching. Ms. Smith has a Ph.D. in organizational psychology from the University of Washington and has taught classes at the University of Washington and Seattle University in these subjects. Her background is most useful to the board in assessing the leadership ability of management, the health of the corporate culture and overall effectiveness of the organization.	2006

Executive Officers

The following table sets forth information concerning the executive officers of the Company as of September 30, 2019 (excluding the President and CEO Brent J. Beardall, whose information is included above under Directors). Executive officers of the Company are elected by the Board on an annual basis and serve until their successors have been duly elected and qualified.

Name	Age	Positions with Washington Federal and Principal Occupation During Past Five Years
Vincent L. Beatty	59
Executive Vice President and Chief Financial Officer since October 2017; Senior Vice President and Chief Financial Officer from May 2016 to October 2017; Chief Financial Officer for the Federal Home Loan Bank of Seattle from 2008 to June 2015.

Cathy E. Cooper	53
Executive Vice President and Retail Banking Group Manager since September 2016; Corporate Secretary since October 2018; Senior Vice President and Retail Client Experience February 2016 to September 2016; Senior Vice President and Marketing Communications Manager from 2009 to February 2016.

James A. Endrizzi (1)	46
Senior Vice President and Commercial Banking Group Manager since October 2019; Senior Vice President and Deputy Commercial Banking Group Manager from March 2019 to October 2019; Senior Vice President and Commercial Division Manager from September 2015 to March 2019; Executive Vice President of Direct Borrower Originations at A10 Capital prior to September 2015.

Ryan M. Mauer (2)	48
Senior Vice President and Chief Credit Officer since October 2019; Senior Vice President and Deputy Chief Credit Officer from March 2019 to October 2019; Senior Vice President and Commercial Division Manager from May 2014 to March 2019.

Robert D. Peters (1)	58
Executive Vice President and Commercial Banking Group Manager since December 2016; Senior Vice President and Director of Corporate Banking from February 2015 to December 2016; Commercial Banking Market Executive from May 2007 through October 2013 and Washington State President from 2010 to 2013 for Bank of America.

Kim E. Robison	49
Executive Vice President and Operations Group Manager since April 2017; Senior Vice President and Deposit Operations Group Manager from January 2016 to April 2017; Senior Vice President and Training Manager from October 2014 to January 2016; Vice President and Training Manager from October 2010 to October 2014.

Mark A Schoonover (2)	61	Executive Vice President and Chief Credit Officer since March 2008.

(1) Effective October 1, 2019, the role of Commercial Banking Group Manager was transitioned from Mr. Peters to Mr. Endrizzi.
(2) Effective October 1, 2019, the role of Chief Credit Officer was transitioned from Mr. Schoonover to Mr. Mauer.

Section 16(a) Beneficial Ownership Reporting Compliance

Under Section 16(a) of the Exchange Act, the Company's directors and executive officers and any persons holding more than 10% of the outstanding Common Stock ("Reporting Person") of the Company must report their ownership of the Company's securities and any change in that ownership to the SEC by specific dates. Based solely on reviewing the reports filed by the Reporting Persons and the written representations from the Company's directors and executive officers, the Company believes that during the fiscal year ended September 30, 2019 the Reporting Persons met all applicable Section 16(a) filing requirements.

CORPORATE GOVERNANCE

The Board of Directors and Its Committees

The Board held a total of 6 meetings and acted by unanimous written consent 1 time during the last fiscal year. No incumbent director attended fewer than 75% of the Board meetings and Board committee meetings (for committees on which he or she served) held during his or her tenure in office during the last fiscal year. Although the Company does not have a formal policy regarding attendance by directors at annual meetings of shareholders, directors are expected to attend such meetings. All directors who were on the Board at the time of the 2019 Annual Meeting were present.

The Board has established various committees, including an Executive Committee, an Audit Committee, a Nominating and Governance Committee, a Regulatory Compliance Committee, a Risk Management Committee, a Compensation Committee and an Information Technology Committee. A copy of each of the Committee's Charters is available on the Company's website at www.wafdbank.com. The Board has affirmatively determined that a majority of the Company's directors are independent pursuant to the listing requirements of the Nasdaq Stock Market LLC ("NASDAQ"). The current independent directors are Messrs. Kelley - Chair, Graham, Grant, Tabbutt, Talbot and Singh and Mses. Brower, Johnson and Smith. The independent directors hold an executive session during each regularly scheduled Board meeting. The Board also has affirmatively determined that each member of the Audit Committee, Regulatory Compliance Committee, Compensation Committee, Nominating and Governance Committee, Risk Management Committee and Information Technology Committee of the Board is independent within the meaning of applicable laws and regulations and the listing requirements of NASDAQ. The Board also has affirmatively determined that each member of the Audit Committee is an audit committee financial expert as defined by the SEC.

The Board selects certain members to serve on its Executive Committee. The present Executive Committee consists of Messrs. Kelley - Chair, Beardall, Tabbutt and Talbot. The Executive Committee is authorized to exercise all the authority of the Board in the management of the Company between board meetings unless otherwise provided by the Amended and Restated Bylaws. The Executive Committee did not meet during the past fiscal year.

The Audit Committee during fiscal year 2019 consisted of Messrs. Grant - Chair, Singh and Talbot. The Audit Committee's primary responsibilities include review of all financial reports, oversight of the internal audit function, appointment of independent auditors, pre-approval of all services performed by the independent registered public accountants and review of all related party transactions. The Audit Committee met on four occasions during the past fiscal year.

The Compensation Committee during fiscal year 2019 consisted of Dr. Smith - Chair and Ms. Johnson and Mr. Grant. No member of the Compensation Committee has served as an officer or an employee of Washington Federal or its subsidiaries. The Compensation Committee is responsible for all personnel and compensation related matters and makes policy recommendations to the Board. Further, the Compensation Committee is authorized to act under the Company's stock benefit plans to grant stock options and restricted shares. The Compensation Committee met four times during the past fiscal year.

The Risk Management Committee during fiscal year 2019 consisted of Messrs. Talbot - Chair, Tabbutt and Singh. The Risk Management Committee is responsible for providing ongoing review, guidance and oversight of the Company's loan review and enterprise risk management functions, including recommending risk tolerance limits to the Board. The Risk Management Committee met four times during the past fiscal year.

 The Nominating and Governance Committee during fiscal year 2019 consisted of Ms. Johnson - Chair and Messrs. Kelley and Tabbutt. The Nominating and Governance Committee is responsible for establishing and overseeing the general responsibilities and functions of the Board, to assist the Board in identifying and qualifying individuals to serve as directors and to approve nominations for their election. For the present Annual Meeting, the Board appointed Ms. Johnson - Chairman and Messrs. Kelley and Tabbutt to continue to serve on the Nominating and Governance Committee. The Nominating and Governance Committee met twice during the past fiscal year.

The Regulatory Compliance Committee during fiscal year 2019 consisted of Messrs. Tabbutt - Chair, Kelley and Graham, Dr. Smith and Ms. Brower. The primary responsibility of the Regulatory Compliance Committee is to monitor the Company's and all subsidiaries compliance with all applicable laws and regulations. The Regulatory Compliance Committee met eight times during the past fiscal year.

The Board established an Information Technology Committee on October 29, 2019. The Information Technology Committee consists of Messrs. Singh - Chair and Talbot and Ms. Brower. The primary responsibility of the Information Technology Committee is to provide ongoing review, guidance and oversight of the Company's strategic plans regarding technology.

Board Leadership Structure and the Board's Role in Risk Oversight

The leadership structure of the Board currently consists of a Chairman of the Board. Mr. Thomas Kelley brings to his role as Chairman knowledge regarding the history, strategy, business and operations of the Company. Chairman Kelley coordinates the agenda and previously served as the Audit Committee Chair.

The Company's Board endorses the view that one of its primary functions is to protect shareholders' interests by providing oversight of management, including the Chief Executive Officer. With the increasing amount of responsibility placed on our Board of Directors, the Company determined it would be beneficial to have a separate chairman whose sole job was leading the Board. Accordingly, in 2017 we separated the positions of Chairman of the Board and the Chief Executive Officer. However, the Board does not believe that mandating a particular structure is necessary to achieve effective oversight, and the Board retains the authority to modify this structure when and if appropriate in the best interest of our shareholders.

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. The Company faces a number of risks, including credit risk, interest rate risk, liquidity risk, operations risk, regulatory risk, strategic risk and reputational risk. The Board is responsible for establishing the Company's risk appetite and setting appropriate risk policies. Management is responsible for managing the Company's risks on a day-to-day basis.

The Risk Management Committee is responsible for providing ongoing review, guidance and oversight of the Company's enterprise risk management function. The Company's Chief Risk Officer reports directly to the Risk Management Committee. In addition, the Managers of the Company's Internal Audit and Loan Review Departments report directly to, and meet regularly with, the Audit Committee. Beginning in fiscal year 2020, the Loan Review Department will report directly to, and meet regularly with the Risk Management Committee. Executive Management attends all board meetings and is available to address any questions or concerns raised by the Board on risk management and any other matters. Executive Management and the Board work together to provide strong oversight of the Company's management and affairs through its standing committees, Board meetings and Independent director meetings.

Selection of Nominees for the Board

The Nominating and Governance Committee considers candidates for director suggested by its members, other directors of the Company, as well as management and shareholders. The Nominating and Governance Committee may also solicit prospective nominees. In addition, nominees for election as director may be obtained in connection with acquisitions by the Company. A shareholder who desires to recommend a prospective nominee for the Board should notify the Company's Corporate Secretary or any member of the Nominating and Governance Committee in writing with whatever supporting material the shareholder considers appropriate. The Nominating and Governance Committee also considers whether to nominate any person recommended pursuant to the provision of the Company's Amended and Restated Bylaws relating to shareholder nominations, which is described under “Shareholder Nominations” below. The Nominating and Governance Committee has the authority to retain a third-party search firm to help identify and evaluate potential nominees.

Director Qualifications

In making recommendations for nominees to the Board, the Nominating and Governance Committee reviews and considers the qualifications, strengths and abilities of the potential candidate for nomination. In deciding whether to recommend the re-nomination of an incumbent director whose term is expiring at an upcoming meeting or the nomination of new directors who may have previously served as officers of Washington Federal, the Nominating and Governance Committee considers their prior performance as directors of the Company in addition to the candidates' other qualifications. For new candidates, the review process may require additional evaluation and consideration.

The Nominating and Governance Committee works with the Board to identify the particular qualities and abilities that Washington Federal seeks in its directors generally, and the mix of experience, expertise and attributes that are sought or required for the Board as a whole. Desirable personal qualities include integrity, business acumen and industry knowledge. Accordingly, the Board in selecting nominees will consider criteria such as financial, regulatory and business experience; familiarity with, and participation in local communities served by the Company; integrity, honesty and reputation; dedication to the Company and its shareholders; and any other factors the Board deems relevant, including age, diversity, size of the Board and regulatory disclosure obligations. All candidates for nomination are evaluated against these target qualities and attributes, as well as the Board's particular needs at the time.

Director Retirement

The Board has adopted a director retirement policy that provides that no person will be nominated by the board of directors to serve as a director following the date he or she turns 72 years of age.

After serving on the Board of Directors for 25 years, Ms. Johnson's term expires with the Annual Meeting on Wednesday, January 22, 2020 and she has chosen to not be considered for re-election.

Shareholder Nominations

Pursuant to Article IV, Section 4.15 of the Company's Amended and Restated Bylaws, shareholders may nominate persons for election to the Board by submitting such written nominations to the Secretary of the Company at least ninety (90) days prior to the anniversary date of the mailing of proxy materials by the Company in connection with the immediately preceding Annual Meeting of Shareholders of the Company. The Secretary of the Company will promptly forward all nominations to the Nominating and Governance Committee. Such shareholder's notice shall set forth: (a) the name and address of the shareholder making the nomination and of the person or persons to be nominated; (b) a representation that the shareholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (d) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC; and (e) the consent of each nominee to serve as a director, if elected. Once the Nominating and Governance Committee receives the nomination of a candidate and the candidate has complied with the minimum procedural requirements set forth in the Company's Amended and Restated Bylaws, such candidacy will be evaluated and a recommendation with respect to such candidate will be delivered to the Board. If a nomination is made in accordance with applicable requirements, then ballots will be provided for use by shareholders at the shareholder meeting bearing the name of such nominee or nominees. No nominations for election as a director at the upcoming Annual Meeting were submitted to the Company in accordance with the foregoing requirements.

Communications with the Board

The Board provides every shareholder the ability to communicate with the Board as a whole and with individual directors on the Board. Shareholders who wish to do so may send written communications to the following address: Board of Directors-Shareholder Communications, c/o Secretary, 425 Pike Street, Seattle, Washington 98101. The Secretary will forward such communication to the director or directors to whom they are addressed.

Code of Conduct and Ethics

The Company maintains a Code of Ethics that covers all directors, officers and employees of Washington Federal and its subsidiaries. The Code of Ethics requires, among other things, that the directors, officers and employees exhibit and promote the highest standards of honesty and ethical conduct; avoid conflicts of interest; comply with laws, rules and regulations; and otherwise act in the best interest of the Company and its subsidiaries. In addition, the Company maintains a separate Code of Ethics for Senior Financial Officers that imposes specific standards of conduct on persons with financial reporting responsibilities at the Company. Each senior financial officer of the Company, including its Chief Executive Officer and Chief Financial Officer, is required to annually certify in writing his or her compliance during the prior year with the Code of Ethics for Senior Financial Officers. A copy of the Director and Employee Code of Ethics and Code of Ethics for Senior Financial Officers can be viewed on Washington Federal's website at www.wafdbank.com. A waiver of such codes for an executive officer or director may be made only by the Board and must be promptly disclosed as required by SEC or NASDAQ rules. The Company will disclose any such waivers, as well as any amendments to the code on its website. No such waivers were requested or granted during 2019 or 2018.

Compensation Committee Interlocks And Insider Participation

No member of the Compensation Committee was an employee or former employee of the Company or any of its subsidiaries. During fiscal 2019, none of the Company's executive officers served as: (1) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity one of whose executive officers served on the Compensation Committee; (2) a director of another entity one of whose executive officers served on the Compensation Committee; or (3) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director on the Company's Board.

Related Person Transactions

The Company's wholly-owned subsidiary, Washington Federal Bank, National Association, dba WaFd Bank (the "Bank") will from time to time make loans to directors, executive officers and employees at prevailing market interest rates. Such loans are made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons not related to the Bank or the Company and that do not involve more than the normal risk of collectability or present other unfavorable features. As of September 30, 2019, there are six loans outstanding to, or guaranteed by, directors. The loans were made at market terms to the directors or their affiliates. The loans are performing in accordance with contractual terms. There is additionally outstanding two residential loans to Named Executive Officers. These loans were made at market terms and are performing in accordance with contractual terms.

The Company is also subject to Regulation O of the Board of Governors of the Federal Reserve System, 12 C.F.R. § 215, which governs extensions of credit by the Company to its executive officers and directors, and has in place a Regulation O policy to ensure any extension of credit to an executive officer or director is in compliance with the requirements of Regulation O. The policy requires that all extensions of credit to executive officers or directors be approved by a majority of the disinterested members of the Board of the Company prior to origination.

The Company regularly monitors its business dealings and those of its directors and executive officers to determine whether any existing or proposed transactions would require proxy disclosure under Item 404(a) of Regulation S-K. In addition, our Code of Conduct requires the directors and executive officers to notify the Company of any relationships or transactions that may present a conflict of interest, including those involving family members. If a transaction is identified, the Company determines if the transaction should be permitted and the disclosure required.

In accordance with its written charter, the Audit Committee reviews, approves and ratifies any newly originated related person transaction. The term “related person transaction” refers to any transaction required to be disclosed in the Company's filings with the SEC pursuant to Item 404 of Regulation S-K. In considering any related person transaction, the Audit Committee considers the facts and circumstances regarding such transaction, including, among other things, the amounts involved, the relationship of the related person (including those persons identified in the instructions to Item 404(a) of Regulation S-K) with the Company and the terms that would be available in a similar transaction with an unaffiliated third-party. The Audit Committee also considers its fiduciary duties, obligations under applicable securities law, including disclosure obligations and director independence rules, and other applicable law in evaluating any related person transaction. The Audit Committee reports its determination regarding any related person transaction to the Company's Board. All new related person transactions are approved by a majority of the disinterested members of the Board and reported to the Audit Committee.

REPORT OF THE AUDIT COMMITTEE

The following “Report of the Audit Committee” shall not be deemed incorporated by reference by any general statement incorporating this Proxy Statement into any filing under the Securities Act of 1933 (the "Securities Act") or under the Exchange Act of 1934 (the "Exchange Act"), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Securities Act or the Exchange Act.

The Audit Committee performs a critical role in the Company's financial reporting system by overseeing and monitoring management's and the independent auditor's participation in the financial reporting process. The Audit Committee is governed by a charter adopted by the Board, and during the fiscal year, fulfilled its duties and responsibilities as outlined in its charter.

The Audit Committee is comprised solely of independent directors as defined by Nasdaq listing standards and Rule 10A-3 of the Securities and Exchange Act of 1934. All members have sufficient knowledge in financial and auditing matters to understand the Company's financial reports to serve on the Audit Committee and have been designated by the Board as “Audit Committee Financial Experts” in compliance with the criteria established by the SEC.

The independent auditors have reviewed the financial information included in the Company's quarterly reports on Form 10-Q prior to the filing of such reports with the SEC and such reviews have been discussed with the Audit Committee.

The Audit Committee has reviewed and discussed the audited financial statements with management. The Audit Committee has discussed with the independent registered public accountants the matters required to be discussed in accordance with auditing standards, including the matters required by Auditing Standard No. 1301, Communications with Audit Committees (AS 1301), issued by the Public Company Accounting Oversight Board ("PCAOB"), as may be modified or supplemented. The Audit Committee has received the written disclosures and the letter from the independent registered public accountants as required by the PCAOB and has discussed with the independent registered public accountants their independence.

Based on the reviews and discussions described above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in Washington Federal's Annual Report on Form 10-K for the fiscal year ended September 30, 2019 for filing with the SEC.

The Audit Committee also has selected Deloitte & Touche, LLP as the independent registered public accounting firm for fiscal year 2020 as more fully described in this Proxy Statement under the caption “Proposal 4: Ratification of appointment of independent auditors.”

AUDIT COMMITTEE

David K. Grant, Chairman
Randall H. Talbot
S. Steven Singh

Messrs. Grant - Chair, Talbot and Singh were the members of the Audit Committee who engaged in the review and discussions and made the recommendation referred to above in the Report of the Audit Committee. Subsequently, the Audit Committee was reconstituted, such that, as of the date of this proxy statement, the members of the Audit Committee are Messrs. Grant - Chair, Kelley and Graham.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

The Board appoints annually the Compensation Committee, which is responsible for establishing and overseeing the Company's executive compensation programs, including the following:

•
Annually reviewing and recommending to the Board executive compensation, including the compensation of the CEO and other Named Executive Officers, including base salaries, incentive awards and equity-based awards;

•	Overseeing and administering the Company's short-term incentive compensation plans;

•	Overseeing and administering the Company's long-term, equity-based compensation plans;

•	Overseeing the Company's 401(k) and other benefit plans;

This discussion in this Compensation Discussion and Analysis (“CD&A”) focuses on our CEO, CFO and the three most highly compensated executive officers (other than our CEO and CFO) for the past fiscal year. These officers are collectively referred to herein as our Named Executive Officers, or "NEOs."

On behalf of the Board, the Compensation Committee seeks to assure that compensation paid to the NEOs, including the CEO, is fair, reasonable and competitive, and is linked to protecting and increasing shareholder value.

Executive Compensation Philosophy

The Board and its Compensation Committee believe the intent of executive compensation and the Company's benefit programs is to both encourage and reward behaviors that ultimately contribute to the achievement of the Company's organizational goals and produce maximum value to its shareholders over the long term. The following core principles are used to guide decisions regarding these programs:

•
Executive compensation must be competitive with relevant markets where the Company competes for employees, to ensure that the Company is able to attract, retain and motivate top performing executive officers;

•	The interests of executives should be aligned with those of the Company's shareholders;

•	Incentives are to be provided to promote the achievement of operating goals as a step toward fulfilling long-term strategic objectives;

•	Rewards should be linked to both company-wide performance and individual performance;

•	Executive compensation should be perceived to be fair by parties with interests in the Company's success; and

•	Programs must be designed to ensure that the Company is not exposed to excessive risks.

To achieve the objectives of the organization within the parameters of these core principles, the Board and its Compensation Committee have determined that the Company's executive compensation program should consist of the following elements:

•
Base Salary - Base pay opportunities are competitive with other relevant organizations in the markets where the Company competes for employees. Individual pay determinations involve consideration of incumbent qualifications and performance.

•
Short-Term Incentives - Executive management has a significant portion of competitive targeted annual cash compensation at risk, contingent upon meeting pre-defined organization, group and/or individual goals in performance areas they can substantially influence.

•	Long-Term Incentives - Executive management has a significant portion of its competitive total compensation opportunity linked to increases in shareholder value.

•
Benefits - The Company assists executive management in meeting important needs such as retirement income, health care, survivor income, disability income, time-off and other needs through competitive, cost-effective, organization-sponsored programs that provide employees with reasonable flexibility in meeting their individual needs.

Decisions regarding the Company's executive compensation program, as well as individual pay decisions, are made in the context of the Company's principles and its ability to pay, as determined by its financial results.

Role of the Compensation Committee

The Compensation Committee is responsible for, among other things, developing executive compensation recommendations for approval by the Board. As part of its responsibilities, the Compensation Committee reviews and establishes compensation for all of the Company's executive officers and reviews these decisions with the Board as appropriate.

The Compensation Committee is comprised entirely of directors who meet the independence requirements as defined by applicable NASDAQ rules and are deemed “non-employee directors” under Rule 16b-3 of the Exchange Act, as amended.

A key objective of the Compensation Committee is to further the core compensation principles described above through a compensation structure comprised of base salary and long-term and short-term incentive-based compensation. Since the majority of total compensation is incentive based, a direct link is established between executive compensation and the long-term performance of Washington Federal.

In making its recommendations to the Board concerning executive compensation, the Compensation Committee reviewed relevant market data on the financial performance of both national and regional financial institutions, specifically banks, which the Company views as its peer group. Such data is used as a point of reference but is not the deciding factor in establishing appropriate compensation for executive officers of Washington Federal, due to the variety of circumstances, financial performance, geography and business plans of the peer group institutions.

The Compensation Committee has the authority to directly engage outside consultants. For fiscal year 2019, the Compensation Committee directly retained the services of Willis Towers Watson as a compensation consultant to assist with an evaluation of the competitiveness of our overall executive compensation for the CEO and all NEOs. The Compensation Committee assessed the independence of Willis Towers Watson and determined that their work did not raise any conflict of interest.

Benchmarking

Peer group benchmarking is used as one data point by the Compensation Committee in making executive compensation decisions. To determine competitiveness in the Company's market, the Compensation Committee is provided with a detailed analysis of proxy statements from 17 peer group companies. The Company's peer group for the 2019 fiscal year analysis consisted of a similarly sized financial institutions ranging in asset size from $9 billion to $26 billion (the "Peer Group"), which were as follows:

Bank of Hawaii Corp., Columbia Banking System, Inc., Banner Corp., First Interstate Bancsystem, Inc., First Midwest Bancorp, Inc., Glacier Bancorp, Inc., MB Financial, Inc., NBT Bancorp, Inc., Old National Bancorp, Prosperity Bancshares, Inc., TCF Financial Corp., Texas Capital Bancshares, Inc., Trustmark Corp., UMB Financial Corp., Umpqua Holdings Corp., United Bankshares, Inc., and Western Alliance Bancorporation.

Total Compensation

Total executive compensation is tied to performance and is structured to ensure focus on financial results, shareholder return, individual performance, and the responsibility and experience of executive officers.
In considering fiscal year 2019 executive compensation decisions, the Compensation Committee with the assistance of Willis Towers Watson conducted a benchmark study using the most recent proxy data for each of the companies in the Peer Group. The Compensation Committee concluded that the pay positioning and overall compensation levels of the Company’s NEOs are within competitive norms. The evaluation included a market study of certain senior management positions, including the NEOs, and determined at that time that the CEO’s target compensation was 80% of the median for the Peer Group, and that the other NEOs combined were at 108% of the median target compensation of the Peer Group. Based on these results, and as described further below, the Compensation Committee did not recommend any significant changes to the Company’s executive compensation philosophy for fiscal year 2019.

The Compensation Committee of the Board evaluates the individual performance of the NEOs based primarily on the specific contributions of each NEO to the accomplishment of the following qualitative and quantitative criteria. For the NEOs other than the CEO, the Compensation Committee relies upon the recommendations of the CEO based on his interactions with, and assessment of, performance of each executive. These positions include: Chief Financial Officer ("CFO"), Chief Credit Officer ("CCO"), Retail Banking Group Manager (“RBGM”) and Commercial Banking Group Manager ("CBGM"):

	CEO	CFO	CCO	RBGM	CBGM
Asset and liability management	x	x
Asset generation	x			x	x
Asset quality	x	x	x	x	x
Client service & external relations	x	x	x	x	x
Compliance with laws and regulations	x	x	x	x	x
Deposit mix	x	x		x	x
Financial performance	x	x	x	x	x
Human capital development	x	x	x	x	x
Internal Controls	x	x	x	x	x
Investment portfolio	x	x
Leadership & internal communications	x	x	x	x	x
Strategic planning	x	x	x	x	x

The Compensation Committee chose these criteria to ensure integration and alignment of individual performance with the Company's performance. The criteria for the CEO are most closely linked to the Company's objectives since the Chief Executive Officer bears overall responsibility for the Company's success. Criteria for the other NEO's differ based on each officer's ability to contribute to the Company's performance.

The Company's compensation policies do not employ a specific formulaic approach for evaluating or adjusting individual NEO compensation. Job performance and compensation of the CEO is subjectively determined by the Compensation Committee taking into account the broad criteria set forth above. Job performance and compensation of the other NEOs is subjectively determined by the CEO and reviewed with the Compensation Committee taking into account the broad criteria set forth above.

In order to align executive compensation with shareholder interest, it is the philosophy of the Board that the majority of NEO potential compensation be incentive-based and at-risk. In 2019, 67% of the CEO’s total potential compensation was at-risk, while the total potential at-risk compensation was 53% for the other NEOs who served in their role for the full fiscal year 2019. Total compensation paid and earned by each NEO in fiscal 2019 was consistent with the Company's financial performance, the individual performance of each NEO, the responsibilities and experience of the NEO, market conditions, and shareholder returns.

Elements of Compensation

Base Salary

Base salaries for the NEOs are determined based on job responsibilities, level of experience and individual performance. In making its recommendations to the Board, the Compensation Committee reviews market data with respect to the Company's Peer Group to assess the competitiveness of the base salary of the NEOs. Such information is used as a point of reference; however, it is not the deciding factor in establishing appropriate base salaries due to the lack of precise comparability.

Merit pay adjustments to base salary are considered annually for each NEO. When making adjustments to the base salary of the CEO, the Compensation Committee considers the job performance and contribution to the successful operation of the Company by the CEO. When making adjustments to the base salaries of the other NEOs, the Compensation Committee relies upon the recommendation of the CEO based on his knowledge of and the performance of each of the NEOs. Executive base salaries are intended to be at levels that will attract, retain and motivate the necessary management expertise to successfully execute the Company's business plan, but are not targeted at specific levels.

In determining individual base salary adjustments, the Compensation Committee also considered the contributions of each NEO to the success of the Company and salaries for comparable positions at other institutions.

Annual Incentive Compensation

An annual incentive compensation program has been established for all employees, including the NEOs. Eligibility for the annual incentive program is restricted only by excluding employees who are not in good standing with the Company. All NEOs were, and are, in good standing with the Company. Consistent with the overall compensation philosophy of linking incentive awards to Company-wide and individual performance, the incentive plan is designed to provide performance-based annual cash compensation based on the achievement of annual performance targets approved by the Compensation Committee with the concurrence of the Board.

A short-term incentive compensation plan (“Short-term Incentive Plan”) was established for the NEOs by the Compensation Committee for fiscal 2019. For NEOs other than the CEO, the bonus opportunity under the Short-term Incentive Plan ranged from 0% to 100%, with a targeted payout (the “Target”) equal to 50% of base salary. The bonus opportunity for the CEO ranged from 0% to 150% of base salary, with a targeted payout equal to 75% of base salary.

For NEOs, 100% of the Short-term Incentive Plan opportunity for 2019 was based on earnings per share (“EPS”) levels that were pre-established by the Compensation Committee. The threshold EPS level was established at $2.47, with a target EPS of $2.59, and a maximum level of $2.72. No bonus would be payable to any NEO if the threshold was not met. During 2019, the Company achieved record net income of $210,256,000, or EPS of $2.61. According to the formula established by the Compensation Committee, NEOs other than the CEO earned a payout equal to 58% of base salary on the Short-term Incentive Plan. The CEO earned a payout equal to 87% of base salary for his service. Note that the amounts in the preceding sentences do not reflect the deduction of a 25% holdback of bonus payments until such time that the Bank Secrecy Act Consent Order (“BSA Order”) is removed. Only when the BSA Order is removed will the holdback amounts be earned and paid.

In the past 10 fiscal years, payouts have ranged from 0-100% of base salary for NEOs, with the exception of the current CEO, whose payouts during that time ranged from 0-150% of base salary. Actual payouts averaged 78% of base salary for the NEOs and averaged 117% of base salary for the CEO during that period.

For 2020, the Compensation Committee has approved a short-term incentive plan that will have threshold, target and maximum annual incentive amounts expressed as a percentage of base salaries similar in concept to prior years. The target for earnings per share is tied directly to the Board approved business plan and requires growth in earnings per share before any bonus is earned.

Long-Term Incentives

Long-term equity incentives, primarily restricted stock awards and performance shares granted under the shareholder-approved 2011 Incentive Plan, are intended to focus the efforts of NEOs on activities that are necessary to ensure the Company’s long-term success, as reflected in an increase in the Company’s stock price over a period of years. In fiscal 2019, each of the NEOs received an award of restricted stock and performance shares. For all NEOs, the mix of awards was 40% in restricted stock and 60% in restricted performance shares. The restricted stock vests over a three-year period.

The restricted performance shares vest in proportional amounts over a three-year period, subject to meeting certain total shareholder return targets pre-established by the Compensation Committee. For performance shares granted in fiscal 2019, the performance criteria require a 25% eligible share payout for a total annual shareholder return of 9%, a 50% eligible share payout for a total annual shareholder return of 10%, a 75% eligible share payout for a total annual shareholder return of 11% and a 100% eligible share payout for a total annual shareholder return of 12% or greater. If total annual shareholder return is less than 9%, none of the performance shares eligible for vesting that year are earned. Based on the annual shareholder return of 18% for 2019, the NEOs earned 100% of their share allocations related to the eligible fiscal year 2017, 2018 and 2019 performance share grants.

The Compensation Committee determined the amount of awards for each NEO on an individual basis based on its subjective assessment of each NEO's relative performance and value to the organization, taking into consideration the recommendations of the Chief Executive Officer for the other NEOs, and taking into consideration the goal of the Compensation Committee that the majority of each NEOs compensation be at-risk. The Compensation Committee confirms achievement of the performance-based awards in October of each year based on the prior fiscal year’s performance and grants new awards based on the new performance goals set by the Compensation Committee.

The Board believes that these long-term incentive awards help align the interests of Washington Federal's executives with those of its shareholders through potential stock ownership. Future awards to the NEOs are expected to include a contingent award that will also be earned over multiple years based upon performance criteria consistent with the terms of the Company's Incentive Plan. The Compensation Committee and the Board consider stock awards to be a key piece of executive compensation and reviews the appropriateness of such awards annually in light of performance.

The Board implemented a three-year “clawback” policy applicable to all executive officers. The policy provides that, in addition to any other remedies available to the Company under applicable law, the Company may recover (in whole or in part) any incentive compensation, whether paid in cash, stock or other equity, awarded to an executive, whether or not the executive is still employed by the Company, if the Board or any committee of the Board determines that the Company's financial reporting is required to be restated as a result of any fraud or intentional misconduct by the executive(s) and the Board determines that a lower amount of incentive compensation would have been paid to the executive(s) based upon the corrected accounting restatement.

Change in Control Agreements

In order to provide market-competitive compensation packages and to thereby attract and retain the Company's executives, the Company has entered into change of control agreements with its NEOs, which offers severance and change of control benefits to such executives if they are terminated in connection with a change of control event. See Potential Payments Upon Change in Control below.

Perquisites

In fiscal 2019, perquisites were provided to certain executive and senior officers. Perquisites are given to executive and senior officers based upon their role in the Company and the business advantage gained by the use of perquisites. The Company provided the following perquisites to NEOs:

The Company provided Supplemental Long-Term Disability coverage to NEOs that provides for $4,000 in monthly income in the event a long-term disability is suffered and prevents continued employment. The annual benefit cost was approximately $1,300 for each policy.

NEOs were also provided with a Supplemental Long-Term Care policy. The annual cost of the coverage was approximately $1,600 per person.

Each NEO received membership to a downtown club that was used for business-related marketing. The annual cost to the Company of each membership was approximately $2,500.

Parking is also provided for each NEO at a cost of approximately $3,000 per year. Disclosure of these perquisites are included in the Summary Compensation Table under “Other.”

Retirement Plans

The Washington Federal 401(k) (referred to as the "Retirement Plan") is a defined contribution plan in which all employees of the Company's operating bank subsidiary with over 1,000 hours worked are eligible to participate. Historically and also in fiscal 2019, the Company has contributed 11% of an employees' eligible base salary into the plan on his or her behalf. Company contributions vest ratably over six years; after six years of consecutive employment all contributions are 100% vested.

During fiscal 2019, the Company contributed 11% of each NEO's eligible base salary into the Retirement Plan. These amounts are included in the Summary Compensation Table under “All Other Compensation.” Amounts exceeding IRS "Top-Heavy” rules are paid directly to the affected executive on a pre-tax basis.

The Company has a guaranteed safe harbor matching contribution equal to 100% of the first 4% of compensation that employees (including NEO's) contribute to their account. In addition to the new match being guaranteed, all safe harbor matching contributions are immediately vested. The new match is not subject to the six-year vesting schedule of the current profit-sharing contribution. This provides participants more investment flexibility. The Company anticipates that in the future, all eligible employees will continue to receive an annual discretionary profit-sharing contribution from the Company, which is subject to a cap equal to 7% of eligible compensation.

Other Matters

The Compensation Committee also considers the accounting, tax, and administrative costs of specific executive compensation programs, and seeks to balance the earnings, tax and dilutive impact of executive compensation plans with the need to attract, retain and motivate highly qualified executives. The Compensation Committee also recognizes that regulatory factors can influence the structure of executive compensation programs and takes those into account as appropriate.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis set forth in this Proxy Statement with management and, based on such review and discussion, has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Members of the Compensation Committee
Barbara L. Smith, Chairman
David K. Grant
Anna C. Johnson

Ms. Smith - Chair, Mr. Grant and Ms. Johnson were the members of the Compensation Committee who engaged in the review and discussions and made the recommendation referred to above in the Report of the Compensation Committee. Subsequently, the Compensation Committee was reconstituted, such that, as of the date of this proxy statement, the members of the Compensation Committee are Ms. Smith - Chair, Mr. Grant and Mr. Singh.

Summary Compensation Table

The following tables and related narratives present the compensation for the Company's NEOs in the format specified by the SEC for each of the last three fiscal years.

Name and Principal Position:	Year	Salary	Stock Awards (1)	Option Awards	Non-Equity Incentive Plan Comp. (2)	All Other Comp. (3)	Total
Brent J. Beardall President and Chief Executive Officer	2019	675,000	908,888	—	609,000	70,961	2,263,849
	2018	563,750	813,100	—	900,000	62,866	2,339,716
	2017	440,981	560,328	—	682,500	67,365	1,751,174

Vincent L. Beatty Executive Vice President and Chief Financial Officer	2019	323,500	338,062	—	189,080	40,514	891,156
	2018	308,500	406,550	—	316,000	53,077	1,084,127
	2017	284,500	200,117	—	286,000	27,155	797,772

Cathy E. Cooper Executive Vice President and Retail Banking Group Manager	2019	295,000	295,804	—	179,800	36,801	807,405
	2018	237,500	304,913	—	250,000	27,707	820,120
	2017	200,000	240,141	—	200,000	26,483	666,624

Robert D. Peters Executive Vice President and Commercial Banking Group Manager (4)	2019	307,500	295,804	—	179,800	40,387	823,491
	2018	287,500	304,913	—	300,000	33,387	925,800
	2017	242,750	240,141	—	250,000	37,310	770,201

Mark A. Schoonover Executive Vice President and Chief Credit Officer (5)	2019	423,750	338,062	—	247,660	52,529	1,062,001
	2018	402,250	508,188	—	414,000	50,637	1,375,075
	2017	362,940	400,234	—	367,000	64,011	1,194,185

1.
Represents the estimated fair value of the restricted stock grants. Restricted stock grants vest ratably over three years and the fair value is calculated as the market price of the stock on the day of grant multiplied by the number of shares granted. The fair value for performance shares grants is calculated as required by Generally Accepted Accounting Practices utilizing a statistical model to estimate the probability of achieving the required total shareholder return. As required by SEC rules these amounts are the fair value on date of grant and do not reflect the amount realized by the NEOs.

2.	These amounts represent cash incentives earned under the Short-Term Incentive Compensation Plan.

3.	Further descriptions of the amounts set forth under “All Other Compensation” for fiscal 2019 are set forth in the table below.

4.	Effective October 1, 2019, the role of Commercial Banking Group Manager was transitioned from Mr. Peters to Mr. Endrizzi.

5.	Effective October 1, 2019, the role of Chief Credit Officer was transitioned from Mr. Schoonover to Mr. Mauer.

The Company does not maintain any pension plans or any non-qualified individual account plans or deferred compensation plans for any employee or director.

All Other Compensation Table

Name and Principal Position:	Year	Retirement Plan Contribution (1)	Other (2)	Total
Brent J. Beardall President and Chief Executive Officer	2019	63,250	7,711	70,961
	2018	50,050	12,816	62,866
	2017	54,682	12,683	67,365

Vincent L. Beatty Executive Vice President and Chief Financial Officer	2019	33,312	7,202	40,514
	2018	47,190	5,887	53,077
	2017	21,655	5,500	27,155

Cathy E. Cooper Executive Vice President and Retail Banking Group Manager	2019	27,500	9,301	36,801
	2018	22,000	5,707	27,707
	2017	20,776	5,707	26,483

Robert D. Peters Executive Vice President and Commercial Banking Group Manager (3)	2019	31,625	8,762	40,387
	2018	27,500	5,887	33,387
	2017	31,810	5,500	37,310

Mark A. Schoonover Executive Vice President and Chief Credit Officer (4)	2019	43,643	8,886	52,529
	2018	40,370	10,267	50,637
	2017	49,383	14,628	64,011

1.	Contributions are made directly into the Washington Federal 401(k) Plan up to the limit as provided in statute. Contributions in excess of this amount are paid directly in cash to the NEO.

2.	Includes auto, parking, long-term care and disability insurance premiums and other perquisites described above.

Grants of Plan-Based Awards for the 2019 Fiscal Year

The following table sets forth certain information with respect to grants of plan-based awards for the year ended September 30, 2019 to the NEOs. Grants of equity incentive plan awards to each NEO were made pursuant to the Company's Incentive Plan. There can be no assurance that the grant date fair value of the stock awards listed below will ever be realized.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards (1)			All other equity awards (#) (2)	Grant date fair value of equity awards ($) (3)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Brent J. Beardall	10/23/18	—	350,000	1,050,000	—	—	—	19,500	540,345
	10/23/18				9,500	13,300	38,000		368,543
Vincent L. Beatty	10/23/18	—	163,000	326,000	—	—	—	8,000	221,680
	10/23/18				3,000	4,200	12,000		116,382
Cathy E. Cooper	10/23/18	—	155,000	310,000	—	—	—	7,000	193,970
	10/23/18				2,625	3,675	10,500		101,834
Robert D. Peters	10/23/18	—	155,000	310,000	—	—	—	7,000	193,970
	10/23/18				2,625	3,675	10,500		101,834
Mark A. Schoonover	10/23/18	—	207,000	414,000	—	—	—	8,000	221,680
	10/23/18				3,000	4,200	12,000		116,382

1.
Represents Performance Stock Awards (in # shares) that vest 33% per year based on approved total shareholder return thresholds. Threshold # of shares represents 25% vesting, which is based on achievement of a 8% total shareholder return. Target # shares represents 35% vesting, which represents the mid-point of the total shareholder return range and an estimated 50% likelihood of achieving that level.

2.	Represents Restricted Stock Awards that vest in equal annual increments over three years.

3.
The fair value of Restricted Stock Awards is calculated based on the Company's closing stock price on the day of grant multiplied by the number of shares granted. The fair value of Performance Stock Awards is calculated based on the Company's closing stock price on the day of grant multiplied by a probability factor to estimate the likelihood of achieving the required total shareholder return. The closing stock price was $27.71 on October 23, 2018.

4.	Shares granted to Mr. Schoonover vested on October 31, 2019.

Outstanding Equity Awards at Fiscal Year End

The following tables set forth information on outstanding stock awards held by the NEOs at September 30, 2019.

	Stock Awards
		# of	# of Shares	$ Market Value
	Grant	Years	of Unvested	of Unvested
Name	Date	Vesting	Restricted Stock	Restricted Stock (1)

Brent J. Beardall	10/23/2018	3	19,500	721,305
Brent J. Beardall	10/23/2018	3	38,000	1,405,620
Brent J. Beardall	10/30/2017	3	10,667	394,572
Brent J. Beardall	10/30/2017	3	16,000	591,840
Brent J. Beardall	10/31/2016	3	4,667	172,632
Brent J. Beardall	10/31/2016	3	7,000	258,930
			95,834	3,544,900

Vincent L. Beatty	10/23/2018	3	8,000	295,920
Vincent L. Beatty	10/23/2018	3	12,000	443,880
Vincent L. Beatty	10/30/2017	3	5,333	197,268
Vincent L. Beatty	10/30/2017	3	8,000	295,920
Vincent L. Beatty	10/31/2016	3	1,667	61,662
Vincent L. Beatty	10/31/2016	3	2,500	92,475
			37,500	1,387,125

Cathy E. Cooper	10/23/2018	3	7,000	258,930
Cathy E. Cooper	10/23/2018	3	10,500	388,395
Cathy E. Cooper	10/30/2017	3	4,000	147,960
Cathy E. Cooper	10/30/2017	3	6,000	221,940
Cathy E. Cooper	10/31/2016	3	2,000	73,980
Cathy E. Cooper	10/31/2016	3	3,000	110,970
Cathy E. Cooper	10/30/2015	5	400	14,796
Cathy E. Cooper	10/27/2014	5	100	3,699
			33,000	1,220,670

Robert D. Peters	10/23/2018	3	7,000	258,930
Robert D. Peters	10/23/2018	3	10,500	388,395
Robert D. Peters	10/30/2017	3	4,000	147,960
Robert D. Peters	10/30/2017	3	6,000	221,940
Robert D. Peters	10/31/2016	3	2,000	73,980
Robert D. Peters	10/31/2016	3	3,000	110,970
Robert D. Peters	2/11/2015	5	2,000	73,980
			34,500	1,276,155

Mark A. Schoonover	10/23/2018	1	8,000	295,920
Mark A. Schoonover	10/23/2018	1	12,000	443,880
Mark A. Schoonover	10/30/2017	3	6,667	246,612
Mark A. Schoonover	10/30/2017	3	10,000	369,900
Mark A. Schoonover	10/31/2016	3	3,333	123,288
Mark A. Schoonover	10/31/2016	3	5,000	184,950
			45,000	1,664,550

(1) The value of the restricted stock awards is calculated by multiplying the number of shares by $36.99, the closing market price for the Company's common stock on September 30, 2019.

Stock Vested During Fiscal 2019

The following table sets forth information regarding vesting of restricted stock that occurred during fiscal 2019 for each of our NEOs on an aggregated basis.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (1)
Brent J. Beardall	14,333	403,627
Vincent L. Beatty	7,667	215,903
Cathy E. Cooper	4,300	121,088
Robert D. Peters	5,000	142,100
Mark A. Schoonover	10,000	281,600

(1) Represents Restricted Stock Awards. The value of the shares of Common Stock acquired upon vesting of the award is calculated by multiplying the number of shares by the closing price of the Company's common stock on the date the award vests.

Potential Payments Upon Termination or Change in Control

Change in Control

Each of the Company's NEOs are parties to a Change of Control Agreements with the Company (collectively, the "Covered NEOs" and each a "Covered NEO"). The Change of Control Agreements have a double trigger that provides for a severance payment to the Covered NEO if the Company experiences a Change of Control (as defined in the Change of Control Agreements) and the Covered NEO's employment terminates during the three years after a Change of Control.

Specifically, the Change of Control Agreements provide that the Covered NEO will receive payment only if, in connection with a Change of Control, the Covered NEO’s employment is terminated involuntarily by the Company (including any successor in such Change in Control) without Cause or voluntarily by the Covered NEO for Good Reason, each of which are defined in the Change of Control Agreements. If employment is terminated by the Company without Cause or by such Covered NEO for Good Reason during the first three years after a Change of Control, the Covered NEO will receive a lump sum payment on the 60th day following termination equal to the sum of (1) the pro-rata annual bonus due to such Covered NEO for the portion of the year worked prior to the termination, based upon the higher of (a) such NEO’s highest bonus paid by the Company under the Company’s annual incentive plans for the three years preceding the Change of Control and (b) the annual bonus paid or payable to the Covered NEO for the last fiscal year (the “Highest Annual Bonus”); (2) a lump sum payment equal to the product of (a) a multiple of 2 for all Covered NEOs, times (b) the sum of (i) the Covered NEO’s annual base salary and (ii) the Highest Annual Bonus (the “Severance Payment”) and (3) a lump sum payment equal to the present value of the continuation for 2 years after the Covered NEO’s date of termination of employee welfare benefits to the Covered NEO or the Covered NEO’s family that are at least equal to those which would have been provided to them in accordance with the plans, programs, practices and policies in effect on the date of termination. Any such Covered NEO will also receive all unpaid vacation pay through the date of termination in accordance with the Company’s policies applicable to all employees and may receive outplacement assistance.

If a Covered NEO's employment is terminated for his or her death or disability during the first three years after a Change of Control, the Covered NEO will receive an additional lump sum payment on the 60th day following termination equal to a pro-rata annual bonus due to such Covered NEO for the portion of the year worked prior to the termination equal to the Highest Annual Bonus amount.

In addition, pursuant to the Company's Incentive Plan, all unvested restricted stock awards will become fully vested upon a change of control (as defined in the Incentive Plan) of the Company.

Except for the Change of Control Agreements described above, none of the NEOs have employment agreements and are “at will” employees.

The Change of Control Agreements have a cap that could reduce payments to the executive so as not to trigger the application of Section 280G of the Internal Revenue Code. Payments treated as excess parachute payment under Code Section 280G are subject to a 20 percent excise tax in addition to applicable income and payroll taxes, and moreover the Company cannot deduct such excess parachute payment. The Change of Control Agreements require that all payments or distributions by the Company to the executive will be reduced if necessary to avoid having excess parachute payment under Code Section 280G, but such reduction applies only if it would leave the executive with a better after-tax result compared with no reduction.

The following table quantifies the payments that would be made to Covered NEOs if the Company experienced a Change of Control as of September 30, 2019 and they were terminated by the Company without Cause or voluntarily by the Covered NEOs with good reason:

	Potential Change in Control Payments
Name	Severance Payment	Highest Bonus Amount (1)	Vesting of Stock Options (#) (3)	Vesting of Restricted Stock and Performance Shares (2) (3) (4)	Benefits Payment (5)	Total
Brent J. Beardall	$1,350,000	$1,800,000	$—	$3,544,900	$41,118	$6,736,018
Vincent L. Beatty	647,000	632,000	—	1,387,125	41,118	2,707,243
Cathy E. Cooper	590,000	500,000	—	1,220,670	41,118	2,351,788
Robert D. Peters	615,000	600,000	—	1,276,155	41,118	2,532,273
Mark A. Schoonover	847,500	828,000	—	1,664,550	31,744	3,371,794

1.	Each Covered NEO would also receive the payments set forth in this column if termination following a Change of Control is due to death or disability.

2.	Based on a price per share of $36.99, the closing market price for the Company's common stock on September 30, 2019.

3.
Pursuant to the Company's Incentive Plan applicable to all employees, all unvested stock options and restricted stock awards will become fully vested upon a “change in control” of the Company. A “change in control” is defined in the Incentive Plans to mean a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act, provided that, without limitation, such a change in control shall be deemed to have occurred if (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than the Company, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities, or (ii) during any period of twenty-four consecutive months during the term of an Option, individuals who at the beginning of such period constitute the Board of the Company cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Company's shareholders, of each director who was not a director at the date of grant has been approved in advance by directors representing at least two-thirds of the directors then in office who were directors at the beginning of the period.

4.	Each Covered NEO would also receive the payments set forth in this column if terminated after a change of control due to death or disability.

5.	The value of the continuation of benefits under our medical, dental and vision plan is estimated based on the per-employee cost of that plan for the Covered NEO during 2019.

PAY RATIO

The Dodd-Frank Wall Street Reform and Consumer Protection Act mandated the SEC adopt a rule requiring annual disclosure of the ratio of the median employee’s annual total compensation to the annual total compensation of the Company’s Chief Executive Officer (“CEO”). Registrants must comply with the pay ratio rule for the first fiscal year beginning on or after January 1, 2017.

The SEC rule requires the disclosure of (i) the median of the annual total compensation of all employees of the company, except the CEO, (ii) the annual total compensation of the CEO; and (iii) the ratio of the two amounts.

In determining the median employee, a listing was prepared of all employees as of September 30, 2019. Wages and salaries were annualized for those employees that were not employed for the full year of 2019. The median amount was selected from the annualized list based upon the Company’s tax records. For simplicity, the value of the Company’s 401(k) plan and medical benefits provided was excluded as all employees including the CEO are offered the exact same benefits and the Company utilizes the Internal Revenue Service safe harbor provision for 401(k) discrimination testing. As of September 30, 2019, the Company employed 1,971 persons (including the CEO) of which 1,956 are full time and 15 are part time.

Ratio:

•The median of the annual total compensation of all our employees (other than our CEO): $46,118
•Mr. Beardall’s annual total compensation, as reported in our 2019 Summary Compensation Table: $2,263,849
•Based on this information, the ratio of the annual total compensation of Mr. Beardall to the median of the annual total compensation of all employees is estimated to be 49 to 1.

The ratio above is a reasonable estimate calculated in a manner consistent with Item 402(u) of SEC Regulation S-K. Given the rule’s flexibility, the method the Company used to determine the median employee may be different from its peers, so the ratios may not be comparable.

DIRECTOR COMPENSATION

The following table sets forth information regarding the compensation received by each of the Directors of the Company during fiscal 2019, other than Mr. Beardall whose executive officer compensation is fully reflected in the Summary Compensation Table and the other related tables in the discussion above.

	Fees Earned or Paid in Cash	Fair Value of Stock Awards (1)	All Other Compensation	Total
Linda Brower (2)	$5,000	$34,014	$—	$39,014
Stephen M. Graham (3)	26,250	45,383	—	71,633
David K. Grant	55,750	68,004	—	123,754
Anna C. Johnson	53,250	68,004	—	121,254
Thomas J. Kelley	90,750	68,004	—	158,754
S. Steven Singh	54,000	68,004	—	122,004
Barbara L. Smith	56,750	68,004	—	124,754
Mark N. Tabbutt	57,250	68,004	—	125,254
Randall H. Talbot	57,750	68,004	—	125,754

1.
These amounts reflect the dollar value of the compensation cost of all outstanding stock awards or option awards recognized over the requisite service period, computed in accordance with FASB ASC 718. The assumptions made in valuing the stock awards are included under the caption “Stock Award Plans” in Note O of Notes to Consolidated Financial Statements in the 2019 Annual Report on Form 10-K and such information is incorporated herein by reference.

2.	Linda Brower joined the Board on July 22, 2019. Amount above represents her partial year of service.

3.	Stephen M. Graham joined the Board on April 29, 2019. Amount above represents his partial year of service.

Director Fees

During the past fiscal year, Directors were paid an annual retainer of $36,000 except for the Chairman of the Audit Committee, who received an annual retainer of $45,000. Each Director is also paid a fee of $2,500 for each board meeting attended. Members of the Audit, Compliance, Compensation, Executive, Regulatory Compliance, Risk Management, Information Technology and Nominating and Governance Committees receive a fee of $750 per committee meeting attended. Committee Chairs receive a fee of $1,500 per meeting. Directors participating in committee and board meetings by telephone received one-half the normal fee. The Executive Chairman of the Board and our CEO receive no fees or additional compensation for activities related to the Board. Stock awards to Directors are anticipated to continue in future years as a means to increase alignment of directors with the Company's shareholders.

The Director Emeritus receives a monthly retainer of $1,500; a director receives the title of Director Emeritus and is entitled to receive a monthly director emeritus fee upon retirement from the Board after serving as a director for 30 or more years. Currently Mr. W. Alden Harris is the Company’s only Director Emeritus.

PROPOSAL 2: ADOPTION OF THE WASHINGTON FEDERAL, INC.
2020 INCENTIVE PLAN

General

The Board of Directors has adopted the 2020 Incentive Plan (“Incentive Plan”), which is designed to improve the growth and profitability of the Company and its affiliates by attracting and retaining qualified personnel, providing them with the opportunity to acquire a proprietary interest in Washington Federal as an incentive to contribute to the success of Washington Federal and its affiliates, and rewarding them for outstanding performance and the attainment of targeted goals. The Incentive Plan provides for the grant of incentive stock options intended to comply with the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), nonqualified stock options, restricted shares, performance awards, and other stock-based awards (collectively “Awards”). If shareholder approval is obtained, the Incentive Plan authorizes the grant of Awards to any person who is an employee, officer, consultant or independent contractor to Washington Federal or an affiliate.

The Incentive Plan will replace the Company’s 2011 Incentive Stock Plan (the “2011 Plan”) which is set to expire on January 19, 2021. If shareholders approve the adoption of the Incentive Plan, the 2011 Plan will immediately be terminated with respect to future awards, and the remaining 2,380,333 shares that were not awarded under the 2011 Plan will be canceled and a total of 3,200,000 shares will be available for grant under the proposed Incentive Plan. If the 2020 Incentive Plan is not adopted, the 2011 Plan will remain in effect until its expiration on January 19, 2021.

The board of directors believes adoption of the Incentive Plan is in the best interests of the Company and its shareholders and recommends a vote “FOR” the approval of the Incentive Plan.

Description of the Incentive Plan

The following description of the Incentive Plan is a summary of its terms and is qualified in its entirety by reference to the Incentive Plan, a copy of which is attached to this proxy statement as Appendix A. Unless otherwise expressed, all capitalized terms shall be defined as set forth in the Incentive Plan.

Administration. The Incentive Plan will be administered and interpreted by the Compensation Committee of the Board of Directors (“Committee”). The Committee has all of the powers allocated to it pursuant to the terms of the Incentive Plan, including the power to determine which Eligible Persons will be granted Awards under the Incentive Plan and the terms (which need not be identical) of all Awards, including without limitation, the time at which Awards are granted, the number of Shares subject to each Award, whether an Option will be an Incentive Stock Option or a Nonqualified Option, the exercise price of an Option, any Performance Goals (as defined below) applicable to Awards, any provisions relating to vesting, and the periods during which Options may be exercised and Restricted Shares are subject to restrictions.

The Incentive Plan also permits the Committee to delegate authority under the Incentive Plan to one or more senior executive officers of the Company with respect to a fixed number of Awards to be granted to Eligible Persons under the limits specifically prescribed by the Committee; provided, however, that no such officer shall be authorized to grant Awards to any “executive officer” of the Company (as defined by Rule 3b-7 under the Exchange Act) or to any “officer” of the Company (as defined by Rule 16a-1(f) under the Exchange Act).

Eligibility to receive awards. Eligible Persons under the plan include any person who is (a) an Employee, (b) a member of the Board or the board of directors of an Affiliate, or (c) a consultant, or independent contractor to the Company or an Affiliate. As of November 22, 2019, there were approximately 2005 employees, officers, directors and consultants of the Company and its subsidiaries who are currently eligible to receive awards under the Incentive Plan.

Stock Options. The Incentive Plan authorizes the grant of Incentive Stock Options and Nonqualified Options. Incentive Stock Options are Options granted under the Incentive Plan that the Board intends (at the time granted) to be (and specifically designates as) an incentive stock option within the meaning of Section 422 of the Code. Nonqualified Options are Options granted under the Incentive Plan that are not Incentive Stock Options. The per share exercise price of both Incentive Stock Options and Nonqualified Options will be not less than 100% of the Fair Market Value of a share of Common Stock on the date the Option is granted. Any Incentive Stock Option granted to a Ten-Percent Stockholder will have an exercise price that is not less than 110% of the Fair Market Value of a share of Common Stock on the date the Option is granted.

Options granted under the Incentive Plan shall become vested and exercisable in the manner specified in the applicable Award Agreement. Notwithstanding the foregoing, no vesting shall occur on or after a Participant’s Service terminates for any reason other than death or Disability, except to the extent provided otherwise in an Award Agreement. Unless otherwise provided in an Award Agreement, all Options held by a Participant shall become vested and exercisable in full on the date the Participant’s Service terminates because of his or her death or Disability. In addition, under the terms of the Incentive Plan, upon the occurrence of a Change in Control, all then outstanding Options held by Participants who have not previously incurred a termination of Service become immediately vested and exercisable.

Each Option or portion thereof shall be exercisable at any time on or after it vests and is exercisable until the earlier of ten years (five years in the case of an Incentive Stock Option granted to a Ten-Percent Stockholder) after its date of grant (or such shorter period as may be specified in an Award Agreement) or three months after termination of a Participant’s Service, unless extended by the Committee to a period not to exceed five years from such termination. In no event, however, shall any Option be exercisable more than the lesser of ten years from the date it was granted or the original term of the Option. If a Participant’s Service terminates as a result of the Participant’s death or Disability and the Participant has not fully exercised the Participant’s Options, the Participant or the Participant’s executors, administrators, legatees or distributees of the Participant’s estate shall have the right to exercise such Options during the twelve month period (or such other period as may be specified in the applicable Award Agreement) following the earlier of the Participant’s death or Disability. In no event, however, shall any Option be exercisable after the expiration of its term.

No Participant shall have any voting or dividend or other rights of a shareholder in respect of any Shares prior to the time the Participant becomes the record holder of such Shares. Options are non-transferable except by will or the laws of descent and distribution.

Payment for Shares purchased upon the exercise of Options may be made either in cash, or if permitted by the Committee, by delivering Shares or other property equal in fair market value to the purchase price of the Shares to be acquired pursuant to the Option, by withholding some of the Shares which are being purchased upon exercise of an Option, or any combination of the foregoing.

Restricted Shares. The Incentive Plan also authorizes the grant of Restricted Shares to Eligible Persons. Restricted Share Awards shall be subject to such terms and conditions as the Committee shall set forth in the relevant Award Agreement, including terms that condition the vesting of Restricted Shares on the achievement of one or more Performance Goals. Restricted Shares shall be restricted in accordance with a vesting schedule established by the Committee. A Participant may not transfer, assign or hypothecate his or her Restricted Shares during the Restricted Period.

A Participant shall have the same rights with respect to Restricted Shares as holders of Common Stock, unless limited by the Incentive Plan or the applicable Award Agreement.

Other Awards. The Incentive Plan also authorizes the grant of Performance Awards, and Other Stock-Based Awards. Each Performance Award shall provide for the payment of cash or issuance of Shares to a Participant contingent upon the attainment of one or more specified Performance Goals over such period as the Committee may specify, and contain such other terms and conditions as the Committee may specify. The maximum cash amount payable to any Employee pursuant to all Performance Awards granted to an Employee during a calendar year shall not exceed $2,000,000. The Committee may in its discretion grant Other Stock-Based Awards that cover such number of Shares and have such terms and conditions as the Committee shall determine, including terms that condition the payment or vesting the Other Stock-Based Award upon the achievement of one or more Performance Goals.

Performance Goals. Under the terms of the Incentive Plan, Performance Goals means performance goals that the Committee establishes, which may be based on satisfactory internal or external audits, achievement of balance sheet or income statement objectives, cash flow, customer satisfaction metrics, dividend payments, earnings (including before or after taxes, interest, depreciation, and amortization), earnings growth, earnings per share; economic value added, expenses, improvement of financial ratings, internal rate of return, market share, net asset value, net income, net operating gross margin, net operating profit after taxes, net sales growth, operating income, operating margin, pro forma income, regulatory compliance, return measures (including return on assets, designated assets, capital, capital employed, equity, or stockholder equity, and return versus Washington Federal’s cost of capital), revenues, sales, stock price (including growth measures and total stockholder return), comparison to stock market indices, implementation or completion of one or more projects or transactions (including mergers, acquisitions, dispositions, and restructurings), working capital, or any other objective goals that the Committee establishes. Performance Goals may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. Performance Goals may be particular to an Eligible Person or the department, branch, Affiliate, or division in which the Eligible Person works, or may be based on the performance of Washington Federal, one or more Affiliates, or Washington Federal and one or more Affiliates, and may cover such period as the Committee may specify.

Minimum Vesting Period for Certain Awards. Restricted Share Awards, Performance Awards (to the extent payable in Shares), and Other Stock-Based Awards granted to Employees will have a vesting period of not less than (a) three years from date of grant (provided that pro rata vesting over such period is permissible) if vesting is subject only to continued service with Washington Federal or a Subsidiary and (b) one year from date of grant if vesting is subject to the achievement of one or more performance objectives, subject in each case to accelerated vesting in the event of the death, Disability or retirement of the Participant or a Change in Control to the extent provided in the terms of the applicable Award Agreement. The restrictions described in the preceding sentence do not apply to Awards granted to Employees covering up to 10% of the number of Shares available for the grant of Awards under the Incentive Plan on the Effective Date.

Dividends and Dividend Equivalents. The terms of an Award, other than an Option, may provide a Participant with the right, subject to such terms and conditions as the Committee may specify, to receive dividend payments or dividend equivalent payments with respect to Shares covered by such Award.

Number of Shares Covered by the Incentive Plan; Individual Limit. A total of 3,200,000 shares of Common Stock, which is equal to 4.1% of the outstanding Common Stock as of November 22, 2019, has been reserved for future issuance pursuant to the Incentive Plan. The maximum number of Shares with respect to which an Employee may be granted Awards under the Incentive Plan (whether settled in Shares or the cash equivalent thereof) during any calendar year is 250,000.

Adjustments to Reflect Dividends, etc. In the event that the Board determines that any dividend or other distribution (whether in the form of cash, Common Stock, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, Change in Control or exchange of Common Stock or other securities of Washington Federal, or other corporate transaction affects the Common Stock, such that an adjustment is determined by the Board to be necessary in order to prevent dilution or enlargement of benefits or potential benefits intended to be made available under the Incentive Plan, the Board shall make an equitable adjustment to any or all of (i) the number of Shares with respect to which Awards may be granted, (ii) the number of Shares subject to outstanding Awards, and (iii) the exercise price with respect to any Option, or make provision for an immediate payment to the holder of an outstanding Award in consideration for the cancellation of such Award.

Accelerated Vesting for Change in Control. Unless otherwise provided in an Award Agreement, all restrictions, terms and conditions applicable to all Options and Restricted Shares then outstanding shall be deemed lapsed and satisfied as of the date of a Change in Control.

Amendment and Termination of the Incentive Plan. Unless sooner terminated, the Incentive Plan shall continue in effect for a period of five years from the date the Incentive Plan is approved by the Shareholders. Termination of the Incentive Plan shall not affect any previously granted Awards.

New Incentive Plan Benefits

No Awards have been granted or are determinable under the Incentive Plan prior to the Annual Meeting.

Summary of Certain Federal Income Tax Consequences

The following discussion briefly summarizes certain federal income tax aspects of Awards under the Incentive Plan. The rules governing the tax treatment of Awards and the receipt of Shares and/or cash in connection with such Awards are quite technical, so the following description of tax consequences is necessarily general in nature and does not purport to be complete. Moreover, statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. Finally, the tax consequences under applicable state and local law may not be the same as under the federal income tax laws.
     Incentive Stock Options. In general, a Participant will not recognize income on the grant or exercise of an Incentive Stock Option. However, the difference between the exercise price and the Fair Market Value of the stock on the exercise date is an adjustment item for purposes of the alternative minimum tax. Further, if a Participant does not exercise an Incentive Stock Option within certain specified periods after termination of employment, the Participant will recognize ordinary income on the exercise of an Incentive Stock Option in the same manner as on the exercise of a Nonqualified Option, as described below.
Nonqualified Options, Performance Awards, and Other Stock-Based Awards. A Participant generally is not required to recognize income on the grant of a Nonqualified Option or on the award of a Performance Award, or any Other Stock-Based Award. When a Nonqualified Option is exercised, a Participant generally has ordinary income equal to the difference between the market price of the stock and the exercise price. In the case of a Performance Award or any Other Stock-Based Award, a Participant has ordinary income when such awards are paid (in cash or Shares), in an amount equal to the Fair Market Value of the cash or Shares received (before tax withholding). In all cases, the ordinary income that a Participant recognizes is treated as compensation and subject to the same payroll tax and withholding like ordinary wages.
Restricted Shares. Unless a Participant makes an election under Section 83(b) of the Code as described below, the Participant is not required to recognize ordinary income on the award of Restricted Shares. Instead, on the date that the Shares vest (i.e. when the Shares become transferable or no longer subject to a substantial risk of forfeiture), the Participant will be required to recognize ordinary income in an amount equal to the Fair Market Value of the Shares (less any amount paid for such Shares). If a Participant makes a Section 83(b) election, the Participant will recognize ordinary income equal to the Fair Market Value of the Shares on the date of the award (less any amount paid for such Shares), even if the Shares are not yet vested. With a Section 83(b) election, the Participant will not be required to recognize additional ordinary income when the Shares vest. The ordinary income recognized upon the vesting or, in the case of a Section 83(b) election, the award of Restricted Shares is treated as compensation and subject to the same payroll tax and withholding like ordinary wages.
Gain or Loss On Sale or Exchange of Shares. In general, gain or loss from any subsequent sale or disposition of Shares under the Incentive Plan will be treated as capital gain or loss. However, if certain holding period requirements are not satisfied at the time of a sale or exchange of Shares acquired upon exercise of an Incentive Stock Option (a “disqualifying disposition”), a Participant generally will be required to recognize ordinary income upon such disposition.
Deductibility By Company. Washington Federal is not allowed a deduction in connection with an Incentive Stock Option unless a Participant recognizes ordinary income as a result of a disqualifying disposition. In the case of a Nonqualified Option, a Restricted Share Award, a Performance Award, or any Other Stock-Based Award, Washington Federal generally will be allowed a deduction equal to the amount of ordinary income recognized by the Participant.
Change-in-Control Payments. Where payments to certain persons that are contingent on a change in control exceed limits specified in the Code, the person generally is liable for a 20% excise tax on, and the corporation or other entity making the payment generally is not entitled to any deduction for, a specified portion of such payments. If the exercise, vesting or payment of any Awards under the Incentive Plan is accelerated by a change in control of Washington Federal, such acceleration would be relevant in determining whether the excise tax and deduction disallowance rules would be triggered.
Performance-Based Compensation. Subject to certain exceptions, Section 162(m) of the Code disallows federal income tax deductions for compensation paid by a publicly held corporation to certain executives to the extent the amount paid to such a covered executive exceeds $1 million for the taxable year.
Tax Rules Affecting Nonqualified Deferred Compensation Plans. Section 409A of the Code imposes tax rules that apply to “nonqualified deferred compensation plans.” Failure to comply with, or to qualify for an exemption from, the rules with respect to an award could result in significant adverse tax results to the award recipient including immediate taxation upon vesting, an additional income tax of 20 percent of the amount of income so recognized, plus a tax in the nature of interest. The Incentive Plan is intended to allow the grant of Awards that comply with, or qualify for an exemption from, Section 409A of the Code to the extent applicable.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" ADOPTION OF THE INCENTIVE PLAN

PROPOSAL 3: ADVISORY VOTE ON THE COMPENSATION OF WASHINGTON FEDERAL'S
NAMED EXECUTIVE OFFICERS

In accordance with Section 14A of the Securities Exchange Act, shareholders are being given the opportunity to vote on an advisory (non-binding) resolution to approve the compensation of the Company's executive officers, as described above under “Compensation Discussion and Analysis,” the compensation tables and narrative discussions of NEO compensation in this proxy statement.

The Company believes that its compensation policies and procedures, which are reviewed and approved by the Compensation Committee, encourage a culture of pay for performance and are strongly aligned with the long-term interests of shareholders. The Board and the Compensation Committee remain committed to the compensation philosophy, policies and objectives outlined under "Compensation Discussion and Analysis." NEO compensation for 2019 reflects the effectiveness of the Company's executive compensation program in fulfilling its objectives. The Compensation Committee will continue to review all elements of the executive compensation program and take any steps it deems necessary to continue to fulfill the objectives of the program.

The Company's Board has requested a shareholder vote on the Company's executive compensation plans, programs and arrangements as reflected in the Compensation Discussion and Analysis, the disclosures regarding NEO compensation provided in the various tables included in this Proxy Statement, the accompanying narrative disclosures and the other compensation information provided in this Proxy Statement. This proposal, commonly known as a “Say on Pay” proposal, gives the Company's shareholders the opportunity to endorse or not endorse the Company's executive pay program and policies through the following non-binding resolution:

“RESOLVED, that the compensation of the named executive officers, as disclosed in this proxy statement under "Executive Compensation," including "Compensation Discussion and Analysis," and the related narrative disclosures, is hereby approved."

This is an advisory vote only, and neither the Company nor the Board will be bound to take action based upon the outcome. However, the Board and Compensation Committee will review the results of the vote and will consider the vote of the shareholders when making decisions regarding future executive compensation arrangements.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF NAMED EXECUTIVE OFFICERS AS DESCRIBED IN THIS PROXY STATEMENT.

PROPOSAL 4: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

At the Annual Meeting, shareholders of the Company will be asked to ratify the appointment of Deloitte & Touche LLP ("Deloitte"), as the Company's independent registered public accountants for the fiscal year ending September 30, 2020. This appointment was recommended and approved by the Audit Committee of the Company. If the shareholders do not ratify the appointment of Deloitte, then the Audit Committee may reconsider the appointment. Even if the selection of Deloitte is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year, if it determines that such a change would be in the best interests of the Company and its shareholders.

A representative of Deloitte will be present at the Annual Meeting and available to respond to appropriate questions and will be given an opportunity to make a statement if the representative chooses to do so.

Deloitte has advised the Company that neither the firm nor any of its members has any relationship with the Company or any of its subsidiaries other than the usual relationship that exists between independent registered public accountants and clients.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE BY SHAREHOLDERS "FOR" RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2020

PRINCIPAL ACCOUNTING FEES AND SERVICES

Aggregate billings for the professional services rendered to the Company by Deloitte for the 2019 and 2018 fiscal years were as follows:

	2019	2018
Audit Fees	$965,000	$965,960
Audit Related Fees	—	—
Tax Fees	—	—
Other Fees	—	—
Total Fees	$965,000	$965,960

Audit Fees consisted of fees related to the audit of the Company's annual financial statements for the fiscal years ended September 30, 2019 and 2018, reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for those years and consents related to various filings with the SEC.

The Audit Committee of the Board has implemented procedures under the Company's Audit Committee Pre-Approval Policy for Audit and Non-Audit Services (the "Pre-Approval Policy") to ensure that all audit and permitted non-audit services to be provided to the Company have been pre-approved by the Audit Committee. Specifically, the Audit Committee pre-approves the use of the Company's independent registered public accounting firm for specific audit and non-audit services, within approved monetary limits. If a proposed service has not been pre-approved pursuant to the Pre-Approval Policy, then it must be specifically approved by the Audit Committee before the service may be provided by the Company's independent registered public accounting firm. Any pre-approved services exceeding the pre-approved monetary limits require specific approval by the Audit Committee. All of the audit services provided by Deloitte to the Company in 2019 and 2018 were pre-approved by the Audit Committee.

OTHER MATTERS

Management is not aware of any business to come before the Annual Meeting other than those matters described in this Proxy Statement. However, if any other matters should properly come before the Annual Meeting, it is intended that the proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.

The cost of the solicitation of proxies will be borne by the Company and it will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Common Stock. In addition to solicitations by mail, directors, officers and employees of the Company may solicit proxies personally or by telephone without additional compensation.

SHAREHOLDER PROPOSALS

No shareholder proposals were submitted in connection with this Annual Meeting.

Any proposal that a shareholder wishes to have included in the proxy solicitation materials to be used in connection with the next Annual Meeting of Shareholders must be received by the Company at its principal executive offices at 425 Pike Street, Seattle, Washington 98101 no later than August 7, 2020. If such proposal is in compliance with all of the requirements of Rule 14a-8 under the Exchange Act, it will be included in the proxy statement and set forth on the form of proxy issued for the next Annual Meeting of Shareholders. It is urged that any such proposals be sent by certified mail, return receipt requested.

Shareholder proposals that are not submitted for inclusion in the Company's proxy materials pursuant to Rule 14a-8 under the Exchange Act may be brought before an Annual Meeting pursuant to Section 2.15 of the Company's Amended and Restated Bylaws, which provides that business at an Annual Meeting of Shareholders must be: (a) properly brought before the meeting by or at the direction of the Board of the Company; or (b) otherwise properly brought before the meeting by a shareholder. For business to be properly brought before an Annual Meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a shareholder's notice must be delivered to, or mailed and received at, the principal executive offices at 425 Pike Street, Seattle, Washington 98101 no later than ninety (90) days prior to the anniversary date of the mailing of proxy materials by the Company in connection with the immediately preceding Annual Meeting of Shareholders of the Company, or not later than September 6, 2020 in connection with the Annual Meeting of Shareholders for the fiscal year 2020. Such shareholder's notice is required to set forth certain information specified in the Company's Amended and Restated Bylaws. A shareholder should carefully read our bylaws to comply with the notice requirements for such shareholder proposals and shareholder nominees for director.

ANNUAL REPORTS

Shareholders of record as of the Record Date for the Annual Meeting are being forwarded a copy of the Company's Annual Report to Shareholders for the fiscal year ended September 30, 2019 (the "Annual Report"). Included in the Annual Report are the consolidated statements of financial condition of the Company as of September 30, 2019 and 2018 and the related consolidated statements of operations, shareholders' equity and cash flows for each of the years in the three-year period ended September 30, 2019, prepared in accordance with generally accepted accounting principles, and the related report of Washington Federal's independent auditors. The Annual Report is not a part of this Proxy Statement.

Upon receipt of a written request, the Company will furnish to any shareholder without charge a copy of its Annual Report on Form 10-K filed with the SEC under the Exchange Act for the fiscal year ended September 30, 2019. Upon written request and a payment of a copying charge of $.10 per page, Washington Federal will furnish to any such shareholder a copy of the exhibits to the Annual Report on Form 10-K. Such written requests should be directed to Vincent L. Beatty, Executive Vice President and Chief Financial Officer, Washington Federal, Inc., 425 Pike Street, Seattle, Washington 98101. The Annual Report on Form 10-K is not a part of this Proxy Statement. The Annual Report on Form 10-K, together with this Proxy Statement and all SEC filings are available through the Company's website: www.wafdbank.com.

APPENDIX A

WASHINGTON FEDERAL, INC.
2020 INCENTIVE PLAN

ARTICLE I
ESTABLISHMENT OF THE PLAN

Washington Federal, Inc. (the “Corporation”) hereby establishes this 2020 Incentive Plan (the “Plan”) upon the terms and conditions hereinafter stated. Upon the adoption and effective date of the Plan, the Washington Federal, Inc. 2011 Incentive Plan shall be terminated and no further awards shall be made under the 2011 Incentive Plan.
ARTICLE II
PURPOSE OF THE PLAN

The purpose of the Plan is to improve the growth and profitability of the Corporation and its Affiliates by attracting and retaining qualified Eligible Persons, providing them with the opportunity to acquire a proprietary interest in the Corporation as an incentive to contribute to the success of the Corporation and its Affiliates, and rewarding them for outstanding performance and the attainment of targeted goals.

ARTICLE III
DEFINITIONS

3.01    “Affiliate” means a corporation, partnership, business trust, limited liability company, or other form of business organization at least a majority of the total combined voting power of all classes of stock or other equity interests of which is owned by the Corporation, either directly or indirectly, and any other entity, designated by the Committee, in which the Corporation has a significant interest.

3.02    “Award” means a grant of an Option, Restricted Shares, a Performance Award, or an Other Stock-Based Award granted pursuant to the terms of this Plan.

3.03    “Award Agreement” means the agreement or other document (including Board or Committee resolutions) evidencing the grant of an Award hereunder that shall be in such form as the Committee may specify. The Committee in its discretion may, but need not, require a Participant to sign an Award Agreement.

3.04    “Board” means the Board of Directors of the Corporation.

3.05    “Cause” has the meaning set forth in Section 4.03 of the Plan.

3.06    “Change in Control” has the meaning set forth in Section 8.03 of the Plan.

3.07    “Code” means the Internal Revenue Code of 1986, as amended from time to time or any successor statute thereto, together with any rules and regulations promulgated thereunder or with respect thereto.

3.08    “Committee” means the Compensation Committee of the Board of Directors appointed by the Board pursuant to Article IV hereof, none of whom shall be an Employee of the Corporation or an Affiliate, and each of whom shall be a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act. Notwithstanding the foregoing, “Committee” means the Board for purposes of granting Awards to members of the Board who are not Employees and administering the Plan with respect to those Awards, unless the Board determines otherwise.

3.09    “Common Stock” means shares of the common stock, $1.00 par value per share, of the Corporation.

3.10    “Disability” means, except to the extent otherwise provided in an Award Agreement, any physical or mental impairment which qualifies a Participant for disability benefits under the applicable long-term disability plan maintained by the Corporation or an Affiliate, or, if no such plan applies, which would qualify such Participant for disability benefits under the long-term disability plan maintained by the Corporation if such Participant were covered by that plan.

3.11    “Effective Date” means the date of stockholder approval of the Plan.

3.12    “Eligible Person” means any person who is (a) an Employee, (b) a member of the Board or the board of directors of an Affiliate, or (c) a consultant, or independent contractor to the Corporation or an Affiliate.

3.13    “Employee” means any person who is employed by the Corporation or an Affiliate (as determined by the Committee in its discretion).

3.14    “Exchange Act” means the Securities Exchange Act of 1934, as in effect and as amended from time to time, or any successor statute thereto, together with any rules and regulations promulgated thereunder or with respect thereto.

3.15    “Fair Market Value” shall be equal to the fair market value per share of the Corporation’s Common Stock on the date an Award is granted (or other applicable date). For purposes hereof, the Fair Market Value of a share of Common Stock shall be the closing sale price on the date in question of a share of Common Stock on the principal United States securities exchange registered under the Exchange Act on which such stock is listed, or, if such stock is not listed on any such exchange, but is traded on an automated dealer quotation system, the closing sale price with respect to a share of such stock on the date in question on the automated dealer quotation system.

3.16    “Incentive Stock Option” means any Option granted under this Plan which the Board intends (at the time it is granted) to be (and specifically designates as) an incentive stock option within the meaning of Section 422 of the Code.

3.17    “Nonqualified Option” means any Option granted under this Plan which is not an Incentive Stock Option.

3.18    “Option” means a right granted under Article VIII of the Plan to purchase Common Stock.

3.19    “Other Stock-Based Award” means an Award granted pursuant to Section 10.03 of the Plan.

3.20    “Participant” means any Eligible Person who is selected from time-to-time to receive an Award under the Plan.

3.21    “Performance Award” means a performance award granted pursuant to Section 10.02 of the Plan.

3.22    “Performance Goals” means performance goals that the Committee establishes, which may be based on satisfactory internal or external audits, achievement of balance sheet or income statement objectives, cash flow, customer satisfaction metrics, dividend payments, earnings (including before or after taxes, interest, depreciation, and amortization), earnings growth, earnings per share; economic value added, expenses, improvement of financial ratings, internal rate of return, market share, net asset value, net income, net operating gross margin, net operating profit after taxes, net sales growth, operating income, operating margin, pro forma income, regulatory compliance, return measures (including return on assets, designated assets, capital, capital employed, equity, or stockholder equity, and return versus the Corporation’s cost of capital), revenues, sales, stock price (including growth measures and total stockholder return), comparison to stock market indices, implementation or completion of one or more projects or transactions (including mergers, acquisitions, dispositions, and restructurings), working capital, or any other objective goals that the Committee establishes. Performance Goals may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. Performance Goals may be particular to an Eligible Person or the department, branch, Affiliate, or division in which the Eligible Person works, or may be based on the performance of the Corporation, one or more Affiliates, or the Corporation and one or more Affiliates, and may cover such period as the Committee may specify.

3.23“Restricted Shares” means restricted shares of Common Stock granted pursuant to Article IX of the Plan.

3.24    “Section 422 Employee” means an Employee who is employed by the Corporation or a “parent corporation” or “subsidiary corporation” (each as defined in Sections 424(e) and (f) of the Code) with respect to the Corporation, including a “parent corporation” or “subsidiary corporation” that becomes such after adoption of the Plan.

3.25    “Service” means, if the Participant is (a) an Employee (as determined by the Committee in its discretion), the Participant’s service as an Employee of the Corporation and/or any of its Affiliates, (b) a member of the Board or the board of directors of an Affiliate but not an Employee (as determined by the Committee in its discretion), the Participant’s service as a member of such Board or board of directors, or (c) a consultant or independent contractor to the Corporation or any of its Affiliates (as determined by the Committee in its discretion) and is not described in the preceding clause (b), the Participant’s service as a consultant or independent contractor to the Corporation and/or any of its Affiliates. Except as otherwise provided in an Award Agreement, a Participant’s Service shall not be treated as having terminated if the capacity in which the Participant provides Service, as described in the preceding sentence, changes, provided that the Participant’s Service is continuous notwithstanding such change.

3.26    “Share” means a share of Common Stock.

3.27    “Ten-Percent Stockholder” means a Section 422 Employee who (applying the rules of Section 424(d) of the Code) owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation or a “parent corporation” or “subsidiary corporation” (each as defined in Sections 424(e) and (f) of the Code) with respect to the Corporation.

ARTICLE IV
ADMINISTRATION OF THE PLAN

4.01    Duties of the Committee. The Plan and Awards shall be administered and interpreted by the Committee as appointed from time to time by the Board pursuant to Section 4.02 of the Plan. The Committee shall have all of the powers allocated to it in this and other Sections of the Plan. The interpretation and construction by the Committee of any provisions of the Plan or of any Award granted under it shall be final and binding. The Committee shall act by vote or written consent of its members. Subject to the express provisions and limitations of the Plan, the Committee may adopt such rules, regulations and procedures as it deems appropriate for the conduct of its affairs. It may appoint one of its members to be chairman and any person, whether or not a member, to be its secretary or agent. The Committee shall report its actions and decisions to the Board at appropriate times but in no event less than one time per fiscal year. The Committee may designate persons other than members of the Committee to carry out the day-to-day ministerial administration of the Plan under such conditions and limitations as it may prescribe. In addition, the Board may delegate authority under the Plan to one or more senior executive officers of the Company with respect to a fixed number of Awards to be granted to Eligible Persons under the limits specifically prescribed by the Board; provided, however, that no officer shall be authorized to grant Awards to any “executive officer” of the Company (as defined by Rule 3b-7 under the Exchange Act) or to any “officer” of the Company (as defined by Rule 16a-1(f) under the Exchange Act).

4.02    Role of the Board. The members of the Committee shall be appointed by, and will serve at the pleasure of, the Board. The Board from time to time may remove members from, or add members to, the Committee.

4.03    Revocation for Misconduct. The Board may by resolution immediately revoke, rescind and terminate any Award or portion thereof, to the extent not yet vested, previously granted or awarded under this Plan to a Participant if the Corporation or an Affiliate finds Cause to do so, which, for purposes hereof, shall mean a finding of or a termination for personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, or willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order.

4.04    Limitation on Liability. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Awards granted under it. If a member of the Board or the Committee is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of anything done or not done by him in such capacity under or with respect to the Plan, the Corporation shall indemnify such member against all liabilities and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the member in connection with such action, suit or proceeding if the member acted in good faith and in a manner the member reasonably believed to be in the best interests of the Corporation and its Affiliates and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. Nothing herein is intended to limit the rights of indemnification the Board or Committee members may have pursuant to the Corporation’s by-laws or Articles of Incorporation.

4.05    Compliance with Law and Regulations. The Awards granted hereunder shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required. The Corporation shall not be required to issue or deliver any certificates for Shares prior to the completion of any registration or qualification of or obtaining of consents or approvals with respect to such shares under any federal or state law or any rule or regulation of any government body, which the Corporation shall, in its sole discretion, determine to be necessary or advisable. Moreover, no Option or may be exercised and no Shares shall be issued pursuant to the terms of an Award if the exercise or issuance of such Shares would be contrary to applicable laws and regulations.

4.06    Restriction on Transfer. The Corporation may place a legend upon any certificate representing Shares purchased or received pursuant to an Award granted hereunder noting that the transfer of such Shares may be restricted by applicable laws and regulations.

4.07    Minimum Vesting Period for Certain Awards. Restricted Stock Awards, Performance Awards (to the extent payable in Shares), and Other Stock-Based Awards granted to Employees shall have a vesting period of not less than (a) three (3) years from date of grant (provided that pro rata vesting over such period shall be permitted) if vesting is subject only to continued service with the Company or a Subsidiary and (b) one (1) year from date of grant if vesting is subject to the achievement of one or more performance objectives, subject in each case to accelerated vesting in the event of the death, Disability or retirement of the Participant or a Change in Control to the extent provided in the terms of the Award or the Plan. The restrictions set forth in the preceding sentence shall not apply to Restricted Stock Awards, Performance Awards (to the extent payable in Shares), and Other Stock-Based Awards granted to Employees covering up to 10% of the number of Shares available for the grant of Awards under Article VI of the Plan on the Effective Date.

ARTICLE V
ELIGIBILITY

Awards may be granted only to Eligible Persons. The designation of a person as an Eligible Person shall be left to the discretion of the Committee. Incentive Stock Options may be granted only to Eligible Persons who are Employees.

ARTICLE VI
COMMON STOCK COVERED BY THE PLAN

6.01    Award Shares; Option Shares. The aggregate number of Shares for which Awards or Incentive Stock Options may be granted under the Plan, subject to adjustment as provided in Article XI shall be 3,200,000. None of such Shares shall be the subject of more than one Award at any time. If any Awards expire unexercised or are forfeited, surrendered, canceled, terminated or settled in cash or other consideration in lieu of Common Stock, the Shares which were theretofore subject (or potentially subject) to such Awards shall again be available for Awards under the Plan to the extent of such expiration, forfeiture, surrender, cancellation, termination or settlement of such Awards.

6.02    Annual Limit. Subject to adjustment as provided in Article XI, the maximum number of Shares with respect to which an Employee may be granted Awards under the Plan (whether settled in Shares or the cash equivalent thereof) during any calendar year is 250,000.

6.03    Source of Shares. The Shares issued under the Plan may be authorized but unissued shares, treasury shares or shares purchased by the Corporation from shareholders in public or private transactions for use under the Plan.

ARTICLE VII
DETERMINATION OF AWARDS, NUMBER OF SHARES, ETC.

The Committee shall, in its discretion, but subject to the terms of the Plan, determine from time to time which Eligible Persons will be granted Awards under the Plan and the terms (which need not be identical) of all Awards, including without limitation, time or time at which Awards are granted, the number of Shares subject to each Award, whether each Option will be an Incentive Stock Option or a Nonqualified Option, the exercise price of such Option, any Performance Goals applicable to Awards, any provisions relating to vesting, and the periods during which Options may be exercised and Restricted Shares shall be subject to restrictions. In making all such determinations there shall be taken into account the duties, responsibilities and performance of each respective Eligible Person, his or her present and potential contributions to the growth and success of the Corporation, his or her salary or other compensation, and such other factors as the Committee shall deem relevant to accomplishing the purposes of the Plan.

ARTICLE VIII
OPTIONS
8.01    Option Award Agreement. Each Option shall be evidenced by an Award Agreement which shall set forth the total number of Shares to which the Option pertains, the exercise price, whether it is a Nonqualified Option or an Incentive Stock Option, and such other terms, conditions, restrictions and privileges as the Committee in each instance shall deem appropriate, provided they are not inconsistent with the terms, conditions and provisions of the Plan.

8.02    Option Exercise Price.

(a)Incentive Stock Options. The per share price at which the subject Common Stock may be purchased upon exercise of an Incentive Stock Option shall be no less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock at the time such Incentive Stock Option is granted, except as provided in Section 8.09(a) below.

(b)Nonqualified Options. The per share price at which the subject Common Stock may be purchased upon exercise of a Nonqualified Option shall be no less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock at the time such Nonqualified Option is granted.

8.03    Vesting and Exercise of Options.

(a)     General Rules. Incentive Stock Options and Nonqualified Options shall become vested and exercisable at the rate and to the extent specified in the Award Agreement. Notwithstanding the foregoing, no vesting shall occur on or after a Participant’s Service is terminated for any reason other than the Participant’s death or Disability, except to the extent provided in Section 8.03(b) or the applicable Award Agreement. In determining the number of Shares with respect to which Options are vested and/or exercisable, fractional Shares will be rounded down to the nearest whole number.

(b)    Accelerated Vesting Upon Death or Disability. Unless specifically stated otherwise in an Award Agreement, all Options held by a Participant shall become vested and exercisable in full on the date the Participant’s Service terminates because of his or her death or Disability.

(c)    Accelerated Vesting for Changes in Control. Notwithstanding the general rule described in Section 8.03(a), upon the occurrence of a Change in Control all then outstanding Options held by Participants who have not previously incurred a termination of Service shall become immediately vested and exercisable. A “Change in Control” shall mean a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act, whether or not the Corporation in fact is required to comply with Regulation 14A thereunder; provided that, without limitation, such a change in control shall be deemed to have occurred if: (i) any “person” (within the meaning of Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d)(3) and 14(d) thereof), other than the Corporation and employee benefit plans of the Corporation and its Affiliates, is or becomes the “beneficial owner” (as defined in Rule 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 30% or more of the combined voting power of the Corporation’s then outstanding securities (“Voting Power”), (ii) the Corporation consummates a merger, consolidation, share exchange, division or other reorganization or transaction of the Corporation (a “Fundamental Transaction”) with any other corporation, other than a Fundamental Transaction that results in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least sixty percent (60%) of the combined Voting Power immediately after such Fundamental Transaction of (A) the Corporation’s outstanding securities, (B) the surviving entity’s outstanding securities, or (C) in the case of a division, the outstanding securities of each entity resulting from the division; or (iii) a majority of members of the Corporation's Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Corporation's Board before the date of the appointment or election.

8.04    Duration of Options.

(a)    General Rule. Except as provided in Sections 8.04(b) and 8.09, each Option or portion thereof shall be exercisable at any time on or after it vests and becomes exercisable until the earlier of (i) ten (10) years after its date of grant (or such shorter period as may be specified in the Award Agreement), or (ii) three (3) months after termination of the Participant’s Service, unless the Committee in its discretion decides to extend such period of exercise upon termination of Service from three (3) months to a period not exceeding five (5) years. In no event, however, shall any Option be exercisable more than the lesser of ten (10) years from the date it was granted or the original term of the Option.

(b)    Exceptions for Terminations Due to Death or Disability. If a Participant’s Service is terminated as a result of the Participant’s death or Disability and the Participant has not fully exercised his or her Options, the Participant or the executors, administrators, legatees or distributees of the Participant’s estate shall have the right, during the twelve-month period (or such other period as may be specified in the applicable Award Agreement) following the earlier of the Participant’s death or Disability, to exercise such Options to the extent vested on the date of such death or Disability. In no event, however, shall any Option be exercisable after the expiration of its term.

8.05    Nonassignability. Options shall not be transferable by a Participant except by will or the laws of descent or distribution, and during a Participant’s lifetime shall be exercisable only by such Participant.

8.06    Manner of Exercise. Options may be exercised in part or in whole and at one time or from time to time. The procedures for exercise shall be set forth in the written Award Agreement provided for in Section 8.01 above.

8.07    Payment for Shares. Payment in full of the purchase price for Shares purchased pursuant to the exercise of any Option shall be made to the Corporation upon exercise of the Option. All Shares sold under the Plan shall be fully paid and nonassessable. Payment for Shares upon exercise of an Option may be made by the Participant in cash or, at the discretion of the Committee, by delivering Shares or other property equal in Fair Market Value to the purchase price of the Shares to be acquired pursuant to the Option, by withholding some of the Shares which are being purchased upon exercise of an Option, by any combination of the foregoing, or by any other form of payment acceptable to the Committee.

8.08    Voting and Dividend Rights. No Participant shall have any voting or dividend rights or other rights of a stockholder in respect of any Shares covered by an Option prior to the time that the Participant’s name is recorded on the Corporation’s stockholder ledger as the holder of record of such shares acquired pursuant to an exercise of an Option.

8.09    Additional Terms Applicable to Incentive Stock Options. All Options issued under the Plan as Incentive Stock Options will be subject, in addition to the terms detailed in Sections 8.01-8.08 above, to those contained in this Section 8.09.

(a)    Limitation of Ten Percent Stockholders. The price at which Shares may be purchased upon exercise of an Incentive Stock Option granted to an individual who, at the time such Incentive Stock Option is granted is a Ten-Percent Stockholder shall be no less than one hundred and ten percent (110%) of the Fair Market Value of a share of the Common Stock of the Corporation at the time of grant, and such Incentive Stock Option shall by its terms not be exercisable after the earlier of the date determined under Section 8.03 or the expiration of five (5) years from the date such Incentive Stock Option is granted.

(b)    Notice of Disposition. A Participant shall immediately notify the Corporation in writing of any sale, transfer, assignment or other disposition (or action constituting a disqualifying disposition within the meaning of Section 421 of the Code) of any Shares acquired through exercise of an Incentive Stock Option, within two (2) years after the grant of such Incentive Stock Option or within one (1) year after the acquisition of such shares, setting forth the date and manner of disposition, the number of shares disposed of and the price at which such shares were disposed of.

ARTICLE IX
RESTRICTED SHARES
9.01    Restricted Shares.

(a)    Terms and Conditions. Grants of Restricted Shares shall be subject to the terms and conditions set forth in this Section 9.01 and any additional terms and conditions, not inconsistent with the express terms and provisions of the Plan, as the Committee shall set forth in the relevant Award Agreement, including terms that condition the vesting of Restricted Shares on the achievement of one or more Performance Goals. Restricted Shares may be granted alone or in addition to any other Awards under the Plan. Subject to the terms of the Plan, the Committee shall determine the number of Restricted Shares to be granted to a Participant and the Committee may provide or impose different terms and conditions on any particular Restricted Share grant made to any Participant. With respect to each Participant receiving an Award of Restricted Shares, there shall be issued a stock certificate (or certificates) in respect of such Restricted Shares. Such stock certificate(s) shall be registered in the name of such Participant, shall be accompanied by a stock power duly executed by such Participant, and shall bear, among other required legends, the following legend:

“The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including, without limitation, forfeiture events) contained in the Washington Federal, Inc. 2020 Incentive Plan and an Award Agreement entered into between the registered owner hereof and Washington Federal, Inc. Copies of such Plan and Award Agreement are on file in the office of the Secretary of Washington Federal, Inc., 425 Pike Street, Seattle, Washington 98101. Washington Federal, Inc. will furnish to the recordholder of the certificate without charge and upon written request at its principal place of business, a copy of such Plan and Award Agreement. Washington Federal, Inc. reserves the right to refuse to record the transfer of this certificate until all such restrictions are satisfied, all such terms are complied with and all such conditions are satisfied.”
Such stock certificate evidencing such shares shall, in the sole discretion of the Committee, be deposited with and held in custody by the Corporation until the restrictions thereon shall have lapsed and all of the terms and conditions applicable to such grant shall have been satisfied.

(b)    Restricted Share Grants. A grant of Restricted Shares is an Award of shares of Common Stock granted to a Participant, subject to such restrictions, terms and conditions as the Committee deems appropriate, including, without limitation, (1) restrictions on the sale, assignment, transfer, hypothecation or other disposition of such shares, (2) the requirement that the Participant deposit such shares with the Corporation while such shares are subject to such restrictions, and (3) the requirement that such shares be forfeited upon termination of Service for specified reasons within a specified period of time or for other reasons (including, without limitation, the failure to achieve designated Performance Goals). Each Award of Restricted Shares under the Plan shall be evidenced by an Award Agreement in a form specified by the Committee and setting forth the restrictions, terms, and conditions of the Award.

(c)    Restriction Period. In accordance with Sections 9.01(a) and 9.01(b) of the Plan and unless otherwise determined by the Committee (in its sole discretion) at any time and from time to time, Restricted Shares shall only become unrestricted and vested in the Participant in accordance with such vesting schedule relating to such Restricted Shares, if any, as the Committee may establish in the relevant Award Agreement (the “Restriction Period”). During the Restriction Period, such stock shall be and remain unvested and a Participant may not sell, assign, transfer, pledge, encumber or otherwise dispose of or hypothecate such Award. Upon satisfaction of the vesting schedule and any other applicable restrictions, terms and conditions, the Participant shall be entitled to receive payment of the Restricted Shares or a portion thereof; as the case may be, as provided in Section 9.01(d) of the Plan.

(d)    Payment of Restricted Share Grants. After the satisfaction and/or lapse of the restrictions, terms and conditions established by the Committee in respect of a grant of Restricted Shares, a new certificate, without the legend set forth in Section 9.01(a) of the Plan, for the number of shares of Common Stock which are no longer subject to such restrictions, terms and conditions shall, as soon as practicable thereafter, be delivered to the Participant.

(e)    Shareholder Rights. A Participant shall have, with respect to the shares of Common Stock underlying a grant of Restricted Shares, all of the rights of a shareholder of such stock (except such rights as are limited or restricted under the Plan or in the relevant Award Agreement). Any stock dividends paid in respect of unvested Restricted Shares shall be treated as additional Restricted Shares and shall be subject to the same restrictions and other terms and conditions that apply to the unvested Restricted Shares in respect of which such stock dividends are issued.

(f)    Accelerated Vesting for Change in Control. Unless otherwise provided in the applicable Award Agreement, all restrictions, terms and conditions applicable to all Restricted Shares then outstanding shall be deemed lapsed and satisfied as of the date of a Change in Control.

ARTICLE X
OTHER AWARDS
10.01    Performance Awards. Each Performance Award granted under the Plan shall be evidenced by an Award Agreement that (a) provides for the payment of cash or issuance of Shares to a Participant contingent upon the attainment of one or more specified Performance Goals over such period as the Committee may specify, and (b) contains such other terms and conditions as the Committee may specify. If the terms of a Performance Award provide for payment in the form of Shares, for purposes of Section 6.02, the Performance Award shall be deemed to cover a number of Shares equal to the maximum number of Shares that may be issued upon payment of the Award. The maximum cash amount payable to any

Employee pursuant to all Performance Awards granted to an Employee during a calendar year shall not exceed $2,000,000.

10.02    Other Stock-Based Awards. The Committee may in its discretion grant stock-based awards (including awards based on dividends) of a type other than those otherwise provided for in the Plan, including the offer for sale or issuance of unrestricted Shares. Other Stock-Based Awards shall cover such number of Shares and have such terms and conditions as the Committee shall determine, including terms that condition the payment or vesting the Other Stock-Based Award upon the achievement of one or more Performance Goals.

10.03    Dividends and Dividend Equivalents. The terms of an Award, other than an Option, may provide a Participant with the right, subject to such terms and conditions as the Committee may specify, to receive dividend payments or dividend equivalent payments with respect to Shares covered by such Award, which payments (a) may be either made currently or credited to an account established for the Participant, (b) may be made contingent upon the achievement of one or more Performance Goals, and (c) may be settled in cash or Shares, as determined by the Committee; provided, however, that in no event shall any dividends or dividend equivalents be paid out with respect to any unvested performance Awards.

ARTICLE XI
CHANGES IN CAPITALIZATION AND OTHER MATTERS

11.01    No Corporate Action Restriction. The existence of the Plan, any Award Agreement and/or the Awards granted hereunder shall not limit, affect or restrict in any way the right or power of the Board or the shareholders of the Corporation to make or authorize (a) any adjustment, recapitalization, reorganization or other changes in the Corporation’s or any Affiliate’s capital structure or its business, (b) any merger, consolidation or change in the ownership of the Corporation or any Affiliate, (c) any issue of bonds, debentures, capital, preferred or prior preference stocks ahead of or affecting the Corporation’s or any Affiliate’s capital stock or the rights thereof, (d) any dissolution or liquidation of the Corporation or any Affiliate, (e) any sale or transfer of all or any part of the Corporation’s or any Affiliate’s assets or business, or (f) any other corporate act or proceeding by the Corporation or any Affiliate. No Participant, beneficiary or any other person shall have any claim against any member of the Board or the Committee, the Corporation or any Affiliate, or any Employees, officers, shareholders or agents of the Corporation or any Affiliate, as a result of any such action.

11.02    Recapitalization Adjustments. In the event that the Board determines that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, Change in Control or exchange of Common Stock or other securities of the Corporation, or other corporate transaction or event affects the Common Stock such that an adjustment is determined by the Board to be necessary in order to prevent dilution or enlargement of benefits or potential benefits intended to be made available under the Plan, the Board shall make an equitable adjustment to any or all of (i) the number of Shares or other securities of the Corporation (or number and kind of other securities or property) with respect to which Awards may be granted, (ii) the number of Shares or other securities of the Corporation (or number and kind of other securities or property) subject to outstanding Awards, and (iii) the exercise price with respect to any Stock Option, or make provision for an immediate cash payment to the holder of an outstanding Award in consideration for the cancellation of such Award.

11.03    Mergers. If the Corporation enters into or is involved in any merger, reorganization, Change in Control or other business combination with any person or entity (a “Merger Event”), the Board may, prior to such Merger Event and effective upon such Merger Event, take such action as it deems appropriate, including, but not limited to, replacing an Award with a substitute award in respect of the shares, other securities or other property of the surviving corporation or any affiliate of the surviving corporation on such terms and conditions, as to the number of shares, pricing and otherwise, which shall substantially preserve the value, rights and benefits of any Award as of the date of the consummation of the Merger Event. Upon receipt by an affected Participant of any such substitute award (or payment) as a result of any such Merger Event, such Participant’s affected Awards for which such substitute awards were received shall be thereupon cancelled without the need for obtaining the consent of any such affected Participant. Notwithstanding anything to the contrary in the Plan, if any Merger Event or Change in Control occurs, the Corporation shall have the right, but not the obligation, to cancel all or a portion of each Participant’s Awards and to pay to each affected Participant in connection with the cancellation of each such Award, an amount equal to the fair value of the Award. The fair value of an Option shall be deemed to be the excess, if any, of the Fair Market Value of the Shares covered by the Option over the aggregate exercise price of the Option (it being understood that, in such event, if an Option has a per share exercise price that is equal to, or in excess of, the Fair Market Value of a Share, the Option will be cancelled and terminated without payment or consideration therefor).

11.04    Fractional Shares. No fractional shares or securities shall be issued pursuant to any adjustment made pursuant to this Article XI, and any fractional shares or securities resulting from any such adjustment shall be eliminated by rounding downward to the nearest whole share or security. All determinations required to be made under this Article XI shall be made by the Committee in its discretion and shall be final and binding.

11.05    Code Section 409A. Unless an Award approved by the Committee provides otherwise, each Award granted under this Plan is intended to meet the requirements for exclusion from coverage under Code Section 409A. If the Committee provides than an Award shall be subject to Code Section 409A, then, notwithstanding the other provisions of this Article XI, the Committee may provide in the Award Agreement for such changes as the Committee may deem necessary in order for such Award to comply with Code Section 409A.

ARTICLE XII
AMENDMENT AND TERMINATION OF THE PLAN

The Board may, by resolution, at any time terminate, amend or revise the Plan with respect to any Shares as to which Awards have not been granted, subject to any required stockholder approval or any stockholder approval which the Board may deem to be advisable for any reason, such as for the purpose of obtaining or retaining any statutory or regulatory benefits under tax, securities or other laws or satisfying any applicable stock exchange listing requirements. Subject to the terms and conditions of the Plan, the Committee may modify the terms of any outstanding Awards; provided, however, that (a) no modification of an Award shall, without the consent of the Participant, alter or impair any of the Participant’s rights or obligations under such Award, and (b) subject to Article XI, in no event may an Option be (i) modified to reduce the exercise price of the Option or (ii) cancelled or surrendered in consideration for cash, other Awards, or the grant of a new Option with a lower exercise price.

ARTICLE XIII
SERVICE

Neither the Plan nor the grant of any Awards hereunder nor any action taken by the Committee or the Board in connection with the Plan shall give any Eligible Person any right to be retained in the Service of the Corporation or any Affiliate.

ARTICLE XIV
WITHHOLDING

The Corporation shall have the right to deduct from any payment or settlement under the Plan, including, without limitation, the exercise of any Stock Option, or the delivery, transfer or vesting of any Common Stock or Restricted Shares, any federal, state, local or other taxes of any kind which the Committee, in its sole discretion, deems necessary to be withheld to comply with the Code and/or any other applicable law, rule or regulation. Shares of Common Stock may be used to satisfy any such tax withholding. Such Common Stock shall be valued based on the Fair Market Value of such stock as of the date the tax withholding is required to be made, such date to be determined by the Committee. In addition, the Corporation shall have the right to require payment from a Participant to cover any applicable withholding or other employment taxes due upon any payment or settlement under the Plan.

ARTICLE XV
EFFECTIVE DATE OF THE PLAN; TERM

15.01    Effective Date of the Plan. This Plan shall become effective on the Effective Date, and Awards may be granted hereunder on or after the Effective Date and prior to the termination of the Plan.

15.02    Term of Plan. Unless sooner terminated, the Plan shall remain in effect for a period of five (5) years ending on the fifth anniversary of the Effective Date. Termination of the Plan shall not affect any Awards previously granted and such Awards shall remain valid and in effect until they have been fully exercised or earned, are surrendered or by their terms expire or are forfeited.

ARTICLE XVI
MISCELLANEOUS

16.01    Governing Law. To the extent not governed by federal law, this Plan shall be construed under the laws of the State of Washington.

16.02    Pronouns. Whenever appropriate, the masculine pronoun shall include the feminine pronoun, and the singular shall include the plural.

16.03    Certificates. Notwithstanding anything to the contrary herein, to the extent that the Plan provides for issuance of stock certificates to reflect the issuance of Shares, the issuance may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange or automated dealer quotation system on which the Shares are traded.

425 PIKE STREET
SEATTLE, WA 98101-2334

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E86916-P30952

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

WASHINGTON FEDERAL, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Stephen M. Graham
02) David K. Grant
03) Randall H. Talbot

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

If you want to cumulate your votes, please mark here and write in your instructions on the reverse side. ☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Annual Meeting of Shareholders of
WASHINGTON FEDERAL, INC.
January 22, 2020

Please date, sign and mail your proxy card
in the envelope provided
as soon as possible.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

E86917-P30952

WASHINGTON FEDERAL, INC.
This Proxy Is Solicited On Behalf Of The Board Of Directors.

The undersigned hereby appoints Executive Vice President and Chief Financial Officer Vince Beatty and Executive Vice President and Operations Manager Kim Robison, and each of them, as Proxies for the undersigned, each with the power to appoint his/her substitute, to vote as designated on the reverse side, all the shares of Common Stock of Washington Federal, Inc. ("Washington Federal") held of record by the undersigned on November 22, 2019, at the Annual Meeting of Shareholders to be held at the Washington Athletic Club, 1325 6th Avenue, Seattle, WA 98101 on Wednesday, January 22, 2020 at 2:00 p.m. Pacific Time, or at any adjournment thereof (the "Annual Meeting").

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, then this proxy will be voted FOR the nominees named under Proposal 1 and FOR Proposals 2, 3 and 4. **In the discretion of the Proxies, shares may be voted cumulatively so as to elect the maximum number of nominees for director.**

The undersigned hereby acknowledges receipt of a Notice of Annual Meeting of Shareholders of Washington Federal called for the 22nd day of January 2020 and a Proxy Statement for such Annual Meeting prior to the signing of this proxy.

In view of the importance of the action to be taken and to save the cost of further proxy solicitation, we urge you to mark, sign, date and return the proxy card promptly using the enclosed envelope. This proxy may be revoked at any time before it is exercised.

CUMULATE: ______________________________

____

(If you noted cumulative voting instructions above, please check the corresponding box on the reverse side.)

Continued and to be signed on reverse side

*** Exercise Your *Right* to Vote ***

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on January 22, 2020.

WASHINGTON FEDERAL, INC.

425 PIKE STREET
SEATTLE, WA 98101-2334

E86919-P30952

Meeting Information

Meeting Type: Annual Meeting
For holders as of: November 22, 2019
Date: January 22, 2020 **Time:** 2:00 p.m. Pacific Time
Location: Washington Athletic Club
1325 6th Avenue
Seattle, WA 98101

You are receiving this communication because you hold shares in the company named above.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at *www.proxyvote.com* or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

— Before You Vote —

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

NOTICE AND PROXY STATEMENT   ANNUAL REPORT

How to View Online:

Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX (located on the following page) and visit: *www.proxyvote.com*.

How to Request and Receive a PAPER or E-MAIL Copy:

If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

1) *BY INTERNET*: www.proxyvote.com
2) *BY TELEPHONE*: 1-800-579-1639
3) *BY E-MAIL**: sendmaterial@proxyvote.com

* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before January 8, 2020 to facilitate timely delivery.

— How To Vote —

Please Choose One of the Following Voting Methods

Vote In Person: Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

Vote By Internet: To vote now by Internet, go to *www.proxyvote.com.* Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX (located on the following page) available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

E86920-P30952

Voting Items

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees:

01) Stephen M. Graham
02) David K. Grant
03) Randall H. Talbot

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

4. RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS.

E86921-P30952